17,700,000 Shares of Beneficial Interest


                       FRANKLIN PRINCIPAL MATURITY TRUST


     The Franklin Principal Maturity Trust (the "Fund") is a newly organized diversified, closed-end management investment company managed by Franklin Advisers, Inc. (the "Manager"). The Fund's investment objective is to manage a portfolio of securities that may return $10.00 per Share (the initial public offering price per Share) to investors on or shortly before May 31, 2001 while providing high monthly income. No assurance can be given that the Fund's investment objective will be achieved, and the Fund may return less than $10.00 per Share. On a present value basis, $10.00 will be worth substantially less in 2001.

     The Fund will seek to achieve its objective by investing primarily in a combination of mortgage-backed securities, zero coupon securities and high income producing debt securities. Initially zero coupon securities are expected to represent approximately 30% of the Fund's assets. The remainder of the Fund's assets initially will be invested in approximately equal proportions in mortgage-backed securities and high income producing debt securities. All of the Fund's zero coupon securities will mature on or shortly before May 31, 2001 and their stated principal amount is expected to be equal to $10.00 for each Share outstanding on such date. The market prices of the securities in which the Fund invests are expected to fluctuate with changes in interest rates, and a substantial portion of such securities have a high degree of market price volatility, which will affect the net asset value per Share and market price of the Fund's Shares. The Fund may invest a substantial portion of its assets in illiquid securities. The Fund may use various investment techniques and engage in hedging transactions. See "Investment Objective and Policies" and "Special Considerations."

(CONTINUED ON FOLLOWING PAGE)

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THE OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.


                            Price to          Underwriting Discounts    Proceeds to
                             Public           and Commissions (1)(2)    Fund (1)(2)

Per Share.............       $10.00              $.70                    $9.30
Total Minimum.........       $177,000,000        $12,390,000             $164,610,000
Total Maximum (3).....       $203,550,000        $14,248,500             $189,301,500

(FOOTNOTES ON FOLLOWING PAGE.)

     The Fund's Shares are offered by the several Underwriters, subject to the prior sale, when, as and if delivered to and accepted by the Underwriters, and subject to their right to reject orders in whole or in part. It is expected that delivery of the Shares will be made in New York City on or about January 26, 1989.

PaineWebber Incorporated
          A.  G. Edwards & Sons, Inc.
                     Thomson McKinnon Securities Inc.
                              Dain Bosworth
                              Incorporated
                                          Gruntal & Co., Incorporated
                                          Stifel, Nicolaus & Company
                                                  Incorporated

                The date of this Prospectus is January 19, 1989.


(CONTINUED FROM PREVIOUS PAGE.)

     For tax reasons the Fund must distribute substantially all of its net investment income, including tax-exempt interest income and the accrued income on zero coupon securities for which it receives no payments in cash prior to their maturity and on other non-cash income. In order to generate sufficient cash to pay monthly dividends and distributions required for tax reasons, the Fund will be required to liquidate substantially all of its assets other than zero coupon securities over time and will be required to limit reinvestment of principal returned on investments. Such liquidations may require the Fund to sell such securities at a loss or at a time when it would otherwise be disadvantageous to do so, and there may also be adverse tax consequences with respect to such liquidations (see "Taxation"). The Manager believes that it will be able to manage the Fund's assets so that the Fund will have sufficient cash to pay required dividends and distributions. without liquidating any zero coupon securities. This result, although it cannot be guaranteed by either the Fund or the Manager, should permit the Fund, on or shortly before May 31, 200 1, to have available for distribution to its shareholders $10.00 for each Share then outstanding. The distribution and the termination of the Fund on May 31, 2001 may require shareholder approval. For circumstances in which the Fund might have to liquidate zero coupon securities, see "Zero Coupon Securities."

     The Fund's address is 777 Mariners Island Boulevard, San Mateo, California 94404 and its telephone number is (415) 570-3000. Investors should read this Prospectus carefully and retain it for future reference.

      No market presently exists for the Shares. The Shares have been approved for listing on the New York Stock Exchange under the symbol "FPT."

(FOOTNOTES FROM PREVIOUS PAGE.)

(1) The Fund may enter into reverse repurchase agreements and/or engage in bank borrowings at prevailing interest rates in order to borrow from unrelated third parties an amount approximately equal to the underwriting discount and the organization and offering expenses, so that initially it will have available for investment approximately $10.00 per Share. The amount of any such borrowings will be approximately $13,210,000 (approximately $.75 per Share), or up to approximately $15,068,500 (approximately $.74 per Share) if the over-allotment option discussed below is exercised. See "Use of Proceeds" and "Other Investment Practices - Leverage and Borrowing."

(2) Before deduction of offering and organization expenses payable by the Fund, estimated at $770,000 and $50,000, respectively. Offering expenses will be deducted from net proceeds and organization expenses will be amortized and charged over the term of the Fund as expenses against the Fund's income. See "Statement of Assets and Liabilities."

(3) The Fund has granted the Underwriters an option, exercisable for 30 days from the date of this Prospectus, to purchase up to 2,655,000 additional Shares solely to cover over-allotments. See "Underwriting."

IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE FUND'S SHARES AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED ON THE NEW YORK STOCK EXCHANGE OR OTHERWISE. SUCH STABILIZATION, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

PROSPECTUS SUMMARY

THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION APPEARING ELSEWHERE IN THIS PROSPECTUS.

The Fund

          FRANKLIN PRINCIPAL MATURITY TRUST (the "Fund") is a newly organized diversified, closed-end management investment company. The Fund will distribute substantially all of its net assets on or shortly before May 31, 2001 and will then terminate. The distribution and termination may require Shareholder approval pursuant to the current policy of the Securities and Exchange Commission (the "SEC"). See "The Fund" and "Investment Objective and Policies."

The Offering

          The Fund is offering 17,700,000 shares of beneficial interest, par value $.Ol per share (the "Shares"), through a group of underwriters represented by: PaineWebber Incorporated; A. G. Edwards & Sons, Inc.; Thomson McKinnon Securities Inc.; Dain Bosworth Incorporated; Gruntal & Co., Incorporated; and Stifel, Nicolaus & Company, Incorporated (collectively, the "Underwriters"). The Underwriters have been granted an option to purchase up to 2,655,000 additional Shares solely to cover over-allotments. The minimum investment is 100 Shares ($1,000). Under the terms and subject to the conditions of the Underwriting Agreement, the Underwriters are committed to purchase and pay for all Shares offered hereby if any are purchased. The Underwriting Agreement may be terminated by the Underwriters if certain market conditions or developments render the payment and delivery of the Shares impracticable or inadvisable in the judgment of the Underwriters. See "Underwriting."

Investment Objective and Policies

          The Fund's investment objective is to manage a portfolio of securities that may return $10.00 per Share (the initial public offering price per Share) to investors on or shortly before May 31, 2001 while providing high monthly income. No assurance can be given that the Fund's investment objective will be achieved, and the Fund may return less than $10.00 per Share. On a present value basis, $10.00 will be worth substantially less in 2001. See "Investment Objective and Policies."

          The Fund will seek to achieve its objective by investing primarily in a combination of mortgage-backed securities (including stripped mortgage-backed securities), zero coupon securities (including municipal zero coupon securities and stripped securities of municipal issuers), and high income producing debt securities. The Manager estimates that initially zero coupon securities will represent approximately 30% of the Fund's assets. The remainder of the Fund's assets initially will-be invested in approximately equal proportions in mortgage-backed securities and high income producing debt securities. All of the Fund's zero coupon securities will mature on or shortly before May 31, 2001 and their stated principal amount is expected to be equal to $10.00 for each Share outstanding on such date. Although the Fund may invest in asset-backed securities which are not mortgage related, under current conditions it does not expect to do so. See "Investment Objective and Policies" and "Special Considerations."

Investment Manager

          Franklin Advisers, Inc., a wholly owned subsidiary of Franklin Resources, Inc., is the Fund's investment manager (the "Manager"). Franklin Advisers and its affiliates have been providing advisory and management services to investment companies and private accounts for over 40 years. Franklin Advisers currently manages over 77 investment funds with combined assets (as of December 31, 1988) in excess of $36 billion, representing over 1.6 million shareholder accounts. Franklin Advisers manages the nation's largest publicly offered mutual fund specializing in U.S. Government and mortgage-backed securities, and pioneered one of the first mutual funds investing in adjustable rate mortgage-backed securities. Franklin Advisers also manages several specialized funds which emphasize investment in fixed-income debt securities. As of December 31, 1988, Franklin Advisers managed over $14 billion in U.S. corporate, U.S. Government and mortgage-backed securities. See "The Fund" and "Management of the Fund."

Investment Strategies

          The Fund may use various investment techniques including engaging in hedging transactions and short sales, selling covered call options to enhance income or reduce fluctuations in net asset value, investing in restricted or illiquid securities, making forward commitments (including forward currency exchange contracts), entering into repurchase agreements and reverse repurchase agreements, investing in Eurodollar instruments and lending its portfolio securities. For further discussion of these practices and the associated special considerations, see "Other Investment Practices."

          Under current market conditions, the Fund intends to borrow an amount equal to approximately 15%-25% of its total assets, although its investment restrictions permit such borrowings in amounts not exceeding 331/3% of its total assets (including the amount borrowed). The Fund will only borrow when there is an expectation that it will benefit the Fund. In this regard, the Fund intends initially to borrow money sufficient to pay the organization, offering and underwriting costs and expenses so that following the close of the offering an amount approximately equal to $10.00 per Share will be available for investment by the Manager. Borrowing by the Fund creates an opportunity for increased income, but, at the same time, creates special risks. See "Other Investment Practices-Leverage and Borrowing."

Zero Coupon Securities

          "Zero coupon securities" are debt obligations which do not entitle the holder to periodic interest payments prior to maturity and are issued and traded at a discount from their face amounts. The discount varies depending on the time remaining until maturity, prevailing interest rates, liquidity of the security and the perceived credit quality of the issuer. The Fund may invest in, among other types of zero coupon securities, municipal zero coupon securities. See "Zero Coupon Securities" and "Special Considerations."

Mortgage-Backed Securities

          "Mortgage-backed securities" are securities that directly or indirectly represent a participation in, or are secured by and payable from, mortgage loans on real property, including pass-through securities, such as Ginnie Mae, Fanny Mae and Freddie Mac Certificates (as defined herein), collateralized mortgage obligations ("CMOs") and real estate mortgage investment conduits ("REMICs"). The yield and credit characteristics of mortgage-backed securities differ in a number of respects from traditional debt securities. The Fund may invest a substantial portion of its assets in stripped mortgage-backed securities which are illiquid and have greater market volatility than zero coupon and high income producing securities. The Fund will not invest in "residual interests" of CMOs or REMICs. See "Mortgage-Backed Securities" and "Special Considerations."

High Income Producing Debt Securities

          "High income producing debt securities" include corporate debt securities issued by U.S. corporations and foreign government obligations that generally pay interest at a rate that is effectively higher than U.S. Government securities. Such debt securities entitle the holder thereof to regular scheduled payments of principal and interest. The Fund does not impose any minimum credit quality ratings on the debt obligations in which it will invest. The U.S. corporate debt securities in which the Fund will invest, if rated, will typically be rated in categories below investment grade. Debt securities rated below the investment grade categories established by Standard & Poor's Corporation and Moody's Investors Service frequently reflect a greater possibility that the issuer may be more sensitive to adverse economic conditions and are regarded by the rating services as predominantly speculative with respect to their capacity to pay interest and repay principal as scheduled. The market value of such securities May fluctuate more than the market value of higher quality fixed income securities. The foreign government obligations in which the Fund will invest will generally be denominated in non-U.S. currencies and their value (and, therefore the Fund's net asset value) will be affected by changes in foreign currency exchange rates. The Fund will only invest in the obligations of foreign governments of countries the economies of which the Manager considers stable. See "High Income Producing Debt Securities" and "Special Considerations."

Asset-Backed Securities

          "Asset-backed securities" have similar structural characteristics to mortgage-backed securities. However, the underlying assets are not mortgage loans or interests in mortgage loans but include assets such as motor vehicle installment sales or installment loan contracts, leases of various types of real and personal property, and receivables from revolving credit (credit card) agreements. The Fund will not invest in residual interests of asset-backed securities. See "Asset-Backed Securities" and "Special Considerations."

Tax Considerations

          In order to maintain its tax status as a pass-through entity, the Fund will be required to distribute substantially all of its net investment income each year, including the accrued income on its zero coupon securities, for which it receives no payments in cash prior to their maturity, and other non-cash income. See "Taxation." The Fund will declare distributions only in cash. In order to generate sufficient cash to pay these distributions, the Fund will be required over time to liquidate substantially all of its assets other than zero coupon securities and will be required to limit reinvestment of principal returned on investments. To the extent the Fund realizes and retains net capital gains, the Fund will be required to pay corporate income tax on such undistributed gains at the corporate rate on long-term capital gains and may elect to treat such capital gains as distributed to shareholders (who will also receive a credit on a pro rata basis for any such tax paid by the Fund). Such amounts would be taxable as long-term capital gains to shareholders. If the Fund realizes capital losses on the sale of portfolio securities (which could occur if the Fund is required to liquidate portfolio securities at disadvantageous times), such losses can only be used to offset capital gains and cannot be used to reduce the Fund's ordinary income.

          The Manager believes that it will be able to manage the Fund's assets and that the Fund will operate so that the Fund will have sufficient cash to pay monthly dividends and the distributions required for tax purposes without liquidating any zero coupon securities and without realizing capital losses that are not offset, for federal income tax purposes, by capital gains over the life of the Fund on liquidations of its other assets. This result, although it cannot be guaranteed by either the Fund or the Manager, should permit the Fund, on or shortly before May 31, 2001, to have available for distribution to the holders of its Shares ("Shareholders") an amount equal to $10.00 for each Share then outstanding. For circumstances in which the Fund might have to liquidate zero coupon securities, see "Zero Coupon Securities" and "Investment Objective and Policies."

Dividends and Distributions

          All or a portion of the Fund's net investment income (including all or a portion of net short-term capital gains) will be distributed to
          Shareholders in the form of monthly dividends. The Fund currently intends to retain income, until the final liquidating distribution, in an amount approximately equal to the net tax-exempt income attributable to its municipal zero coupon securities, but in no event greater than one-tenth of Fund's net income per year. Such retained income is expected to constitute a portion of the liquidating distribution returned to investors on or shortly before May 31, 2001. See "Dividends Distributions." All or a portion of net realized long-term capital gains, if any, will be distributed at least annually. The Fund's income and dividends, expressed as a percentage of the initial offering price, are expected to decline over the term of the Fund. Various factors will affect the level of the Fund's income, including the asset mix, the scheduled reduction in the Manager's fee, the amount of leverage utilized by the Fund and the Fund's use of hedging. Dividends and capital gains distributions will be reinvested in additional Shares purchased on each Shareholder's behalf in the open market unless a Shareholder elects to receive cash. The Fund expects that a final liquidating distribution will be made on or shortly before May 31, 2001. This distribution may require Shareholder approval pursuant to the current policy of the SEC. See "Dividends and Distributions" and "Dividend Reinvestment Plan."

Automatic Dividend Reinvestment Plan

          Dividends and distributions will be automatically reinvested in additional Shares purchased on each Shareholder's behalf in the open market, unless a Shareholder elects to receive cash. Such open market purchases may have the effect of increasing the market price of the Shares. See "Dividend Reinvestment Plan."

Listing and Symbol

          The Shares have been approved for listing on the New York Stock Exchange under the symbol "FPT."

Repurchase of Shares and Tender Offers

          The Fund may, in accordance with applicable law, from time to time repurchase or make a tender offer for Shares of the Fund in such amounts as may be deemed advantageous to the Fund and its Shareholders. Subject to its borrowing restrictions, the Fund may incur debt to finance repurchases. There are certain risks associated with repurchases. See "Repurchase of Shares and Tender Offers."

Fees and Expenses

          The Fund will pay the Manager a monthly fee based on Fund's average weekly net assets (as defined). Through May 31, 1993, the management fee will be computed at an initial annual rate of 0.75% of the Fund's average weekly net assets, with scheduled reductions as follows: 0.60% of the Fund's average weekly net assets from June 1, 1993 through May 31, 1997; and 0.45% from that date until termination of the Fund. See "Management of the Fund." The management fee, which also covers various administrative, bookkeeping and related services to be rendered by the Manager to the Fund, initially is higher than the fees paid by many management investment companies, although it is comparable to fees paid by recently-organized, publicly-offered, closed-end management investment companies.

          The Fund intends to enter into a separate agreement with PaineWebber Incorporated to receive certain corporate finance services and will pay PaineWebber Incorporated for performing such services an annual fee at a fixed rate not to exceed 0.10% of the Fund's initial net assets.

          The Manager may retain others to perform additional administrative and/or shareholder related services for the Fund and will compensate these persons for such services out of its own resources. See "Management of the Fund."

Special Considerations

          Investment in the Fund involves special considerations as the Fund is a closed-end investment company with no history of operations and invests in securities with special risk characteristics. For its investors, the Fund is intended to be a long-term investment and not a short-term trading vehicle.

          ZERO COUPON SECURITIES. Zero coupon securities are debt obligations which do not entitle the holder to any periodic payments of interest prior to maturity and are issued and traded at a discount from their face amounts. This discount varies depending on the time remaining until maturity, prevailing interest rates, liquidity of the security and the perceived credit quality of the issuer. The market prices of zero coupon securities are generally more volatile than the market prices of securities that pay interest periodically and are likely to respond to changes in interest rates to a greater degree than do non-zero coupon securities having similar maturities and credit quality. See "Zero Coupon Securities" and "Special Considerations."

          YIELD CONSIDERATIONS. The yield characteristics of mortgage-backed and asset-backed securities differ from those of traditional debt securities. The major differences typically include more frequent interest and principal payments, usually monthly, and the possibility that prepayments of principal may be made at any time. Prepayment rates are influenced by changes in current interest rates and a variety of economic, geographic, social and other factors. In general, changes in the rate of prepayments on a security will change the yield to maturity of the security.

          The Fund expects to invest a substantial portion of its assets in derivative mortgage-backed securities, such as stripped mortgage-backed securities, which are highly sensitive to changes in prepayment and interest rates. Under certain interest rate or prepayment rate scenarios, the Fund may fail to fully recoup its investment in such securities notwithstanding the high quality credit ratings typically assigned to such securities.

          Amounts available for reinvestment by the Fund in portfolio securities are likely to be greatest during a period of declining interest rates and, as a result, likely to be reinvested at lower interest rates than during a period of rising interest rates. Mortgage-backed and asset-backed securities may decrease in value as a result of increases in interest rates and may benefit less than other fixed income securities from declining interest rates because of the risk of prepayment. The Fund's income, dividends and distributions, expressed as a percentage of the initial offering price, are expected to decline over the term of the Fund. See "Investment Objective and Policies," "Mortgage-Backed Securities," and "Special Considerations."

          LOWER-RATED SECURITIES. The Fund may invest a significant portion of its portfolio in lower-rated U.S. corporate debt securities that have high income producing characteristics. Lower credit ratings frequently reflect a greater possibility that the financial condition of the issuers may deteriorate, or that adverse changes in general economic conditions, or both, may impair the ability of the issuers to make timely payments of interest and principal. The values of such securities will typically fluctuate in response to general economic conditions and to business conditions affecting the specific industries in which such issuers are engaged. In addition, the market values of such securities will typically fluctuate inversely with changes in interest rates. In each case, the market value of high income producing securities, which are generally more volatile than higher quality securities, may fluctuate more than the market value of such higher quality securities. See "High Income Producing Debt Securities," "Investment Objective and Policies" and "Special Considerations."

          FOREIGN GOVERNMENT SECURITIES. The Fund may invest in the debt obligations of foreign governmental issuers. Such obligations are generally denominated in non-U.S. currencies, and their value will be affected favorably or unfavorably by changes in foreign currency exchange rates as well as changes in U.S. and foreign interest rates. The Fund may engage in certain foreign currency hedging transactions designed to minimize the effects of these changes. Investment in foreign government obligations involves certain other risks and special costs not present when investing in U.S. securities, including the possible imposition of foreign withholding taxes on the interest income from such obligations. Because the Fund seeks high income, the foreign government obligations purchased by the Fund may involve exposure to inflationary economies with high prevailing interest rates and may have more market price volatility, although the Manager will only invest in the obligations of foreign governments of countries in which the economies are considered stable by the Manager. See "High Income Producing Debt Securities" and "Special Considerations."

          LIQUIDATION OF ASSETS. The Fund must distribute to Shareholders each year substantially all of its net investment income in order to continue to qualify as a pass-through entity for federal income tax purposes. Because the Fund must accrue income on its zero coupon securities each year even though it receives no cash interest payments thereon until maturity and the Fund expects to make all distributions in cash, the Fund will be required to liquidate substantially all of its non-zero coupon securities over time and will be required over time to limit reinvestment of principal returned on investments for the purpose of paying such distributions. The Fund's ability to liquidate securities held for less than three months at a gain may be limited by the requirements for qualification as a regulated investment company for federal income tax purposes. If the Fund realizes insufficient cash from the disposition of non-zero coupon securities to satisfy its distribution requirements, the Fund will be required to liquidate a portion of its zero coupon securities (or borrow money) to satisfy these requirements. Such liquidations may require the Fund to sell such securities at a loss or at a time when it would otherwise be disadvantageous to do so, and there may also be adverse tax consequences with respect to such liquidations (see "Taxation"). In such circumstances, the liquidation of zero coupon securities (or the repayment of such borrowings) might render the Fund unable to distribute to its Shareholders an amount equal to $10.00 for each Share outstanding on or shortly before May 31, 2001. The Fund may liquidate zero coupon securities for certain other limited purposes. To the extent the Fund purchases securities with effective maturities extending beyond May 31, 2001 and liquidates those securities prior to their stated maturity dates, the Fund may incur losses in connection with such premature liquidations. See "Investment Objective and Policies" and "Zero Coupon Securities."

          ILLIQUID SECURITIES. The Fund may invest in securities that lack an established secondary trading market or are otherwise considered illiquid. Liquidity of a security relates to the ability to easily dispose of securities and the price to be obtained, and does not generally relate to the credit risk or likelihood of receipt of cash at maturity. Illiquid securities commonly trade at a discount from comparable, more liquid investments. Generally, it is anticipated that 25%-30% of the Fund's assets will be invested in illiquid securities (exclusive of any illiquid zero coupon securities), but in no event will such illiquid securities exceed 331/3% of the Fund's assets (exclusive of any illiquid zero coupon securities). Interest rate swaps and certain other hedging instruments are excluded from the foregoing percentages. Certain non-zero coupon securities, such as some types of stripped mortgage-backed securities, are currently considered illiquid and, accordingly, will be included in the 331/3% limitation on illiquid securities. The Fund, however, as no maximum percentage limitation on the amount of its assets which may be invested in illiquid zero coupon securities, and, at times, depending upon the percentage of the Fund's assets invested in illiquid zero coupon securities, a substantial portion of the Fund's total assets may be illiquid. See "Zero Coupon Securities," "Mortgage-Backed Securities," and "Other Investment Practices Restricted and Illiquid Securities."

          BORROWINGS. The Fund is authorized to borrow money (including through reverse repurchase agreements) in amounts not exceeding 331/3% of its total assets (including the amount borrowed) and under current market conditions intends to borrow an amount equal to approximately 15%-25% of its total assets. Borrowing by the Fund creates an opportunity for increased net income, but, at the same time, creates special risks. The Fund will only borrow when, in the Manager's opinion, such borrowings will benefit the Fund. To the extent the income derived from securities purchased or retained with borrowed money exceeds the cost of such borrowing to the Fund, including the interest and incremental management fees on the borrowed amount, the Fund's net income will be greater than if borrowing had not been used. Conversely, if the income from the securities purchased with borrowed money is not sufficient to cover the cost of borrowing, the net income of the Fund will be less than if borrowing had not been used, and therefore the amount available for distribution to Shareholders as dividends will be reduced. The Fund may also borrow from banks up to an additional 5% of its total assets for temporary or emergency purposes without regard to the foregoing limitation. See "Other Investment Practices-Leverage and Borrowing."

          OTHER INVESTMENT TECHNIQUES. The Fund may use various investment techniques that also involve special considerations, including engaging in hedging transactions and short sales, selling covered call options, making forward commitments, entering into repurchase agreements and reverse repurchase agreements, investing in Eurodollar instruments and lending its portfolio securities. For further discussion of these practices and the associated special considerations, see "Other Investment Practices."

          MARKET PRICE OF SHARES. The shares of closed-end investment companies such as the Fund frequently trade at a discount from their net asset value but may trade at a premium. The Fund cannot predict whether its Shares will trade at, above or below net asset value, and the initial trading price of the shares may be less than their initial public offering price. This market price risk may be greater for investors who intend to sell their Shares in a relatively short period after completion of the public offering. The Fund may periodically make tender offers for a portion of the Shares in order to attempt to reduce any market value discount that may exist. There are special risks associated with such repurchases. See "Determination of Net asset Value" and "Repurchase of Shares and Tender Offers." In addition, the market prices of many of the securities in which the Fund will invest have a high degree of market volatility which, in turn, will affect the net asset value per Share and market price of the Fund's Shares.

          It is anticipated that the Fund's portfolio will consist primarily of debt securities, the market value of which will generally vary inversely with changes in prevailing interest rates. The various hedging techniques that may be employed by the Fund and the different characteristics of particular securities in which the Fund invests make it very difficult to predict the extent of the impact of interest rate changes on either the net asset value or the market price of the Shares. However, to the extent the prices of the Fund's assets fluctuate with changes in prevailing interest rates, the net asset value of the Fund's Shares will also fluctuate in response to such interest rate changes.

          SHARES UNSECURED. Although certain portfolio securities purchased by the Fund are collateralized by, or represent ownership interests in, specific assets, the Fund's Shares themselves are not so secured.


                                    THE FUND

     Franklin Principal Maturity Trust (the "Fund") is a newly organized diversified, closed-end management investment company designed primarily for long-term investment and not as a trading vehicle. The Fund was organized as a business trust under the laws of the Commonwealth of Massachusetts on November 22, 1988, and has registered under the Investment Company Act of 1940 (the "1940 Act"). The Fund's principal office is located at 777 Mariners Island Boulevard, San Mateo, California 94404 and its telephone number is (415) 570-3000.

     The Fund's investment objective is to manage a portfolio of securities that may return $10.00 per Share (the initial public offering price per Share) to investors on or shortly before May 31, 2001 while providing high monthly income. The Fund intends to distribute substantially all of its net assets on or shortly before May 31, 2001, at which time the Fund is designed to be terminated. This distribution and the termination of the Fund may require Shareholder approval pursuant to the current policy of the Securities and Exchange Commission (the "SEC"). No assurance can be given that the Fund's investment objective will be achieved, and the Fund may return less than $10.00 per Share. On a present value basis, $10.00 will be worth substantially less in 2001. The Fund's Shares have been approved for listing on the New York Stock Exchange under the symbol "FPT."

THE INVESTMENT MANAGER

     Franklin Advisers, Inc. (the "Manager") is the Fund's investment manager and, together with its affiliates, has been providing advisory and management services to investment companies and private accounts for over 40 years. Franklin Advisers currently manages over 77 investment funds with combined assets (as of December 31, 1988) in excess of $36 billion, representing over 1.6 million shareholder accounts. Franklin Advisers manages the nation's largest publicly offered mutual Fund specializing in U.S. Government and mortgage-backed securities, and pioneered one of the first mutual funds investing in adjustable rate mortgage-backed securities. Franklin Advisers also manages several specialized funds which emphasize investment in debt securities. As of December 31, 1988, Franklin Advisers managed over $14 billion in U.S. corporate, U.S. Government and mortgage-backed securities. See "Management of the Fund."


                                USE OF PROCEEDS

     The net proceeds of this offering, after deduction of the underwriting discounts and organization and offering expenses (estimated to be $163,790,000 assuming no exercise of the over-allotment option, see "Underwriting"), will be invested in accordance with the policies set forth under "Investment Objective and Policies." A portion of the organization and offering expenses of the Fund has been advanced by the Manager and will be repaid by the Fund upon the closing of this offering.

     The Fund may enter into reverse repurchase agreements and/or engage in bank borrowings at prevailing interest rates in order to borrow from unrelated third parties an amount approximately equal to the underwriting discounts and the estimated organization and offering expenses, so that initially it will have available for investment approximately $10.00 per Share. The amount of any such borrowings will be approximately $13,210,000 (approximately S.75 per Share), or up to approximately $15,068,500 (approximately $.74 per Share) if the over-allotment option discussed below is exercised in full. See "Other Investment Practices-Borrowing."

     The Fund estimates that the net proceeds of this offering will be fully invested in accordance with the Fund's investment objective and policies within two months of the initial public offering. Pending such investment, the proceeds may be invested in U.S. Government securities or high quality, short-term money market instruments. See "Investment Objective and Policies."

                       INVESTMENT OBJECTIVE AND POLICIES

     The Fund's investment objective is to manage a portfolio of securities that may return $10.00 per Share (the initial public offering price per Share) to investors on or shortly before May 31, 2001 while providing high monthly income. No assurance can be given that the Fund's investment objective will be achieved, and the Fund may return less than $10.00 per Share. On a present value basis, $10.00 will be worth substantially less in 2001. The Fund will seek to achieve its objective by investing primarily in a combination of mortgage-backed securities, zero coupon securities (including municipal zero coupon securities or stripped securities of municipal issuers) and high income producing debt securities of U.S. corporate and foreign governmental issuers. The Manager estimates that initially zero coupon securities will represent approximately 30% of the Fund's assets. The remainder of the Fund's assets initially will be invested in approximately equal proportions in mortgage-backed securities and high income producing debt securities. All of the Fund's zero coupon securities will mature on or shortly before May 31, 2001 and their stated principal amount is expected to be equal to $10.00 for each Share outstanding on such date.

     Zero coupon securities are debt obligations which do not entitle the holder to any periodic payments of interest prior to maturity and therefore are issued and traded at a discount from their face amounts. The discount varies depending on the time remaining until maturity, prevailing interest rates, liquidity of the security and the perceived credit quality of the issuer. Zero coupon securities may be created by separating the interest and principal components of securities (i) issued or guaranteed by the United States Government or one of its agencies or instrumentalities or (ii) issued or guaranteed by tax-exempt issuers such as state or local governments or their agencies or instrumentalities or (iii) issued by private corporate issuers. In addition, they may be issued directly by private corporate or tax-exempt issuers. The Fund may invest in, among other types of zero coupon securities, municipal zero coupon securities. The Fund currently does not intend to invest in the zero coupon securities of private corporate issuers unless such securities are rated in the highest rating category by a nationally recognized rating organization. The market prices of zero coupon securities are generally more volatile than the market prices of securities that pay interest periodically and are likely to respond to changes in interest rates to a greater degree than do non-zero coupon securities having similar maturities and credit quality.

     Each year the Fund will be required to accrue an increasing amount of income on its zero coupon securities. To maintain its tax status as a pass-through entity, however, the Fund will be required to distribute dividends equal to at least 90% of its net investment income each year, including tax-exempt interest income and the accrued income on its zero coupon securities for which it receives no payments in cash prior to their maturity. The Fund will declare distributions only in cash. In order to generate sufficient cash to pay these dividends, the Fund will be required to liquidate substantially all of its non-zero coupon securities and will be required over time to limit reinvestment of principal returned on investments. Thus, the Fund's portfolio may be visualized as consisting of two portions: (i) mortgage-backed securities, corporate debt securities, asset-backed securities, and all other investments other than zero coupon securities, which will represent a declining portion of the Fund's assets due to liquidations and repayments (including prepayments) over time; and (ii) zero coupon securities, which are expected to accrete to an amount equal to the aggregate initial public offering price of the Shares sold in this Offering that remain outstanding on or shortly before May 31, 2001. The Fund's income each year will consist of the total income from both portions of its portfolio, although cash will only be received from the assets other than Zero coupon securities (until the maturity of the zero coupon securities). Although the Fund and the Manager expect, in the current interest rate environment, that the zero coupon securities portion of the Fund's portfolio will provide a lower yield than the other portion of the Fund's portfolio, the Fund and the Manager expect that the Fund's expenses will decline over time and this decline should mitigate this effect. The Fund and the Manager expect Fund expenses to decline over the life of the Fund due to the scheduled reductions in the Manager's fees and other operating expenses, including the reduction in the trading of the portfolio securities of the Fund as zero upon securities comprise an increasingly greater percentage of the Fund's total assets.

     Lower than expected principal and interest income receipts to the Fund on the non-zero coupon securities will result in the Fund having to liquidate non-zero coupon securities or to borrow to meet its dividend distribution requirements. The Manager will manage the Fund's portfolio with a view to receiving enough income from the portion of the Fund's assets invested in non-zero coupon securities or through borrowing to meet the Fund's dividend distribution requirements. However, in order to meet these distribution requirements, the Fund may be required to liquidate securities at times when it would otherwise be disadvantageous, resulting in losses to the Fund.

     The disposition of non-zero coupon securities at a loss may generate sufficient capital losses to offset capital gains from the disposition of other securities and reduce the Fund's distribution requirements. However, if the disposition of non-zero coupon securities generates insufficient cash to satisfy the Fund's distribution requirements and the Fund has liquidated substantially all of its readily marketable non-zero coupon securities, the Fund may be required to liquidate a portion of its zero coupon securities (or borrow money) to satisfy these distribution requirements. In such circumstances, the liquidation of zero coupon securities (or the repayment of such borrowings) would render the Fund unable to distribute to the holders of its Shares ("Shareholders") at the end of the Fund's term an amount equal to $10.00 for each Share then outstanding. However, the Manager believes that it will be able to manage the Fund's assets so that the Fund will have sufficient cash to pay required dividends without liquidating any zero coupon securities and without realizing capital losses that are not offset, for federal income tax purposes, by capital gains over the life of the Fund on liquidations of its other assets. This result, although it cannot be guaranteed by either the Fund or the Manager, should permit the Fund, on or shortly before May 31, 2001, to have available for distribution to its Shareholders $10.00 for each Share then outstanding.

     The Fund may also invest in U.S corporate debt securities, and foreign government obligations, and, in particular, will seek out debt securities with high income producing characteristics. See "High Income Producing Debt Securities." In addition, the Fund may also invest in stripped mortgage-backed securities. See, "Mortgage-Backed Securities - Stripped Mortgage-Backed Securities." The Fund may utilize certain options, futures, forward contracts, interest rate swaps and related transactions for hedging purposes. For purposes of enhancing liquidity and/or preserving capital, on a temporary defensive basis, the Fund may invest without limit in securities issued by the United States Government or its agencies or instrumentalities, repurchase agreements collateralized by such securities, or certificates of deposit, time deposits or bankers' acceptances of similar quality. The Fund may also invest in other debt obligations of corporate issuers, such as interest-paying corporate bonds, commercial paper and certificates of deposit, bankers' acceptances and interest-bearing savings accounts of banks having assets greater than $1 billion and which are members of the Federal Deposit Insurance Corporation. These securities typically have a lower yield than the mortgage-backed securities, high income producing debt securities, and other types of securities in which Fund typically will invest.

     The Fund imposes no maturity restrictions on the non-zero coupon securities in which it may invest. The Fund anticipates that all or substantially all of its non-zero coupon securities, regardless of their maturity dates, will be liquidated prior to May 31, 2001, and that, as that date approaches, its portfolio will consist primarily of zero coupon securities maturing on or shortly before that date. The Fund will purchase non-zero coupon securities, and the Manager will manage the Fund's portfolio, with a view to this planned termination date. To the extent the Fund purchases non-zero coupon securities with effective maturities extending beyond May 31, 2001 and liquidates those securities prior to their stated maturity dates, the Fund may incur losses in connection with such premature liquidations and there may be adverse tax consequences with respect to such liquidations.

     The following describes in greater detail certain of the types of securities in which the Fund intends to invest. It should be noted that new types of zero coupon securities, mortgage-backed securities, high income producing debt securities, derivative securities, asset-backed securities and hedging instruments are developed and marketed from time to time and that, consistent with its investment limitations, the Fund expects to invest in those new types of securities and instruments that the Manager believes may assist the Fund in achieving its investment objective. The Fund may use various investment techniques and engage in hedging transactions. See "Other Investment Practices."

                             ZERO COUPON SECURITIES

     There are currently two basic types of zero coupon securities, those created by separating the interest and principal components of a previously issued interest-paying security and those originally issued at a discount from their face amount that pay no interest. Zero coupon securities of the United States Government and certain of its agencies and instrumentalities, Government Trusts (defined below), private corporate issuers and tax-exempt issuers, including state and local governments and certain of their agencies and instrumentalities, are currently available. Some types of zero coupon securities may be considered to be illiquid.

     Zero coupon securities of the United States Government that are currently available are called STRIPS (Separate Trading of Registered Interest and Principal of Securities) or CUBES (Coupon Under Book-Entry Safekeeping). STRIPS and CUBES are issued under programs introduced by the United States Treasury and are direct obligations of the United States Government. The United States Government does not issue zero coupon securities directly. The STRIPS program, which is ongoing, is designed to facilitate the secondary market stripping of selected Treasury notes and bonds into individual interest and principal components. Under the program, the United States Treasury continues to sell its notes and bonds through its customary auction process. However, a financial intermediary acting as purchaser of those specified notes and bonds who has access to a book-entry account at a Federal Reserve bank may separate the Treasury notes and bonds into individual interest and principal components and may resell the components to third parties such as the Fund. The selected Treasury securities may thereafter be maintained in the book-entry system operated by the Federal Reserve in a manner that permits the separate trading and legal ownership of the interest and principal payments. The Federal Reserve does not charge a fee for this service; however, the book-entry transfer of interest or principal components is subject to the same fee schedule generally applicable to the transfer of Treasury securities.

     STRIPS and CUBES are purchased at a discount from face value. Absent a default by the United States Government, a purchaser will receive face value for each of the STRIPS and CUBES purchased by him provided he holds the STRIPS and CUBES to their maturity date. While STRIPS and CUBES can be purchased on any business day, they all currently mature on a February 15, May 15, August 15 or November 15. CUBES, like STRIPS, are direct obligations of the United States Government. CUBES are coupons that have previously been stripped from Treasury notes and bonds but which were deposited with the Federal Reserve and are now carried and transferable in book-entry form only. Only stripped Treasury coupons maturing on or after January 15, 1988, that were stripped prior to January 5, 1987, were eligible for conversion to book-entry form under the CUBES program.

     Investment banks may also strip Treasury securities and sell them under proprietary names. Such securities may not be as liquid as STRIPS and CUBES and are not viewed by the staff of the SEC as U.S. Government securities.

     Another type of zero coupon security is the FICO STRIP, each of which represents an interest in securities issued by the Financing Corporation ("FICO"), which is a "mixed-ownership government corporation," chartered by the Federal Home Loan Bank Board. FICO's sole purpose is to function as a financing vehicle for recapitalizing the Federal Savings and Loan Insurance Corporation ("FSLIC"). FSLIC is an instrumentality of the U.S. Government which insures the deposit accounts of eligible federal and state chartered savings and loan associations and certain other types of thrift institutions. FICO STRIPS are not backed by the full faith and credit of the U.S. Government but are treated as U.S. Government securities by the Fund. FICO and FSLIC each operate under the supervision and control of the Bank Board. The FICO STRIPS consist of Coupon FICO STRIPS evidencing ownership of future interest payments ("Interest Obligations") and of Principal FICO STRIPS evidencing ownership of future principal payments ("Principal Obligations") due on a series of bonds of the Financing Corporation (the "Bonds"). Each Coupon FICO STRIP is payable on the due date of the corresponding Interest Obligation on the related series of Bonds. Each Principal FICO STRIP is payable on the maturity date of the related series of Bonds. No payments are made on any FICO STRIP prior to the maturity of the corresponding Interest Obligation or Principal Obligation on the related series of Bonds. Each FICO STRIP represents the right to receive a single payment equal to the face amount of the applicable FICO STRIP on its due date. The Bonds underlying each series of FICO STRIPS are held for the owners of FICO STRIPS in book-entry form at the Federal Reserve Bank of New York.

     Other types of zero coupon securities currently available are government trust certificates issued by certain private trusts formed for the purpose of refinancing certain foreign government loans ("Government Trusts"). The assets of each Government Trust consist of a promissory note payable in United States dollars representing a loan made by the Government Trust to a foreign government which qualifies for a guarantee issued by the United States Government acting through the Defense Security Assistance Agency of the Department of Defense. Pursuant to the Foreign Operating Export Financing and Related Programs Appropriations Act (the "Appropriations Act"), certain foreign government borrowers are permitted to prepay certain high interest loans made by the Federal Financing Bank under the Foreign Military Sales Credit Program (the
"FMS"). The Appropriations Act permits prepayment of the FMS loans and authorizes the issuance of a United States Government guarantee covering no more than and no less than 90% of the payment due on each such new loan, in accordance with the Arms Export Control Act, as amended. The assets of the Government Trust accordingly are backed by a full faith and credit guarantee of the United States Government with respect to 90% of all principal and interest payments. With respect to the 10% portion of the assets of the Government Trust which are not guaranteed by the United States Government, each Government Trust typically takes a security interest in noncallable securities issued or guaranteed by the United States Government sufficient to pay the unguaranteed 10% portion. The zero coupon securities issued by the Government Trust generally represent the right to receive a single payment equal to the face amount of the applicable Government Trust certificate on its due date, which represents a portion of the semiannual payments on the underlying loan held by the Government Trust. These securities are not viewed by the staff of the SEC as U.S. Government securities.

     Initially, the Fund anticipates that a substantial portion of the zero coupon securities in which its assets are invested will consist of Government Trust zero coupon securities and will not consist to any great degree of STRIPS, CUBES, FICO STRIPS and similar Treasury securities described above.

     The Fund may also invest in zero coupon securities issued directly by private corporate issuers which are rated in the highest rating category by a nationally recognized rating organization. This type of security consists of a single principal payment due at the maturity of the security, with no interest being paid during the life of the security.

     Zero coupon securities are also issued by a variety of tax-exempt issuers such as state and local governments and their agencies and instrumentalities
("Municipal Issuers"). Zero coupon securities issued directly by Municipal Issuers provide for a single principal payment at maturity. As with Treasury securities, investment banks may strip the securities of municipal issuers and sell the strips under proprietary names. The obligations of Municipal Issuers include debt obligations issued to obtain funds for various public purposes, including the construction of a wide range of public facilities such as airports, highways, bridges, schools, hospitals, housing, mass transportation systems, streets, and water and sewer works. They may also be issued for other public purposes such as the refunding of outstanding obligations, obtaining funds for general operating expenses and obtaining funds to lend to other public institutions and facilities.

     The two principal classifications of the debt obligations of Municipal Issuers are (i) "general obligation bonds" and (ii) "revenue" bonds. General obligation bonds are secured by the issuer's pledge of its full faith, credit and taxing power for the payment of principal and interest. Revenue bonds are payable only from the revenues derived from a particular facility or class of facility or project or, in a few cases, from the proceeds of a special excise or other tax but are not supported by the issuer's power to levy taxes. There are variations in the security and credit quality of municipal obligations, both within a particular classification and between classifications, depending on numerous factors. The yields and market values of municipal obligations are dependent on a variety of factors, conditions of the municipal obligation market, size of a particular offering, the maturity of the obligation and the rating of the issue.

     Because accreted income on municipal zero coupon securities is generally not taxable to holders, municipal zero coupon securities have lower yields than other zero coupon securities. The accreted income on such securities is not taxable to the Fund, except that the Fund may be subject to the alternative minimum tax with respect to interest income on certain private activity bonds. In the case of stripped municipal securities, a portion of the income on the security will be taxable if the yield at which the security was acquired is greater than the yield at original issuance. When distributed to Shareholders, the accreted income on all municipal securities will be taxed in the same manner as other distributions. Any accreted income from municipal zero coupon securities which is not distributed will increase the net asset value of the Fund's Shares. Tax exempt income attributable to municipal zero coupon securities and retained by the Fund is expected to constitute a portion of the liquidating distribution returned to investors at the end of the Fund's term. See "Dividends and Distributions."

     The Fund may purchase advance refunded obligations of Municipal Issuers. An advance refunded security is one as to which the issuer has deposited funds with the trustee for such obligation; the trustee then applies the funds to purchase other securities which are intended to satisfy the obligations of the Municipal Issuer.

     Zero coupon securities do not entitle the holder to any periodic payments of interest prior to maturity and therefore are issued and trade at a discount from their face or par value. The discount, in the absence of financial difficulties of the issuer, decreases as the final maturity of the security approaches. Zero coupon securities can be sold prior to their due date in the secondary market at the then prevailing market value which depends primarily on the time remaining to maturity, prevailing levels of interest rates and the perceived credit quality of the issuer. The market prices of zero coupon securities are more volatile than the market prices of securities of comparable quality and similar maturity that pay interest periodically and may respond to a greater degree to fluctuations in interest rates than do such non-zero coupon securities.

     The Fund intends to purchase zero coupon securities that will mature on or shortly before May 31, 2001 and will have a total stated principal amount equal to the aggregate initial public offering price of the Shares sold in this offering. The actual percentage of offering proceeds necessary to purchase such zero coupon securities will vary depending upon prevailing interest rates at the time of investment. Based on interest rates prevailing on the date of this Prospectus, the Fund would be required to invest approximately 30% of its initial assets to obtain such a return during this period.

     The Fund will not liquidate any zero coupon securities prior to the maturity thereof except if necessary to permit the Fund to make distributions in order to avoid corporate income taxes (see "Taxation"), or to fund repurchases of Shares or in connection with any purchase of substitute zero coupon securities. The Fund may sell zero coupon securities and substitute different zero coupon securities when, in the Manager's opinion, such substitution has net economic benefits or it is otherwise appropriate to adjust the Fund's portfolio, for example after a repurchase by the Fund of a portion of its Shares.

     Current federal income tax law requires that a holder of a zero coupon security report as income each year the portion of the original issue discount on such security (other than tax-exempt original issue discount from a Municipal zero coupon security) that accrues that year even though the holder receives no cash payments of interest during the year. Current federal income tax law also requires that companies such as the Fund which seek to qualify for pass-through federal income tax treatment as regulated investment companies distribute at least 90% of their net investment income each year, including tax-exempt and non-cash income. See "Taxation." Accordingly, although the Fund will receive no interest payments on its zero coupon securities, it will be required, in order to maintain its desired tax treatment, to distribute the income attributable to its zero coupon securities. Because the Fund will invest in zero coupon securities having an aggregate principal amount at maturity that is expected to be equal to the aggregate initial public offering price of the Shares sold in this offering and remaining outstanding at the termination of the Fund, its non-cash income and dividend requirements with respect to such zero coupon securities will require the Fund over the course of its term to limit reinvestment of principal returned on investments and require it to liquidate substantially all of its non-zero coupon securities over time.

     The disposition of non-zero coupon securities at a loss may generate sufficient capital losses to offset capital gains from the disposition of other securities and reduce the Fund's distribution requirements. However, if the disposition of non-zero coupon securities generates insufficient cash to satisfy the Fund's distribution requirements, the Fund will be required to liquidate a portion of its zero coupon securities (or borrow money) to satisfy its distribution requirements. In such circumstances, the liquidation of zero coupon securities (or the repayment of such borrowings) might render the Fund unable to distribute to its Shareholders an amount equal to $10.00 for each Share outstanding on or shortly before May 31, 2001. The Manager believes that it will be able to manage the assets of the Fund so as to avoid realized capital losses which are not offset, for federal income tax purposes, by capital gains over the life of the Fund on dispositions of other securities. However, neither the Manager nor the Fund can guarantee this result. See "Investment Objective and Policies."

                           MORTGAGE-BACKED SECURITIES

     Mortgage-backed securities are securities that directly or indirectly represent a participation in, or are secured by and payable from, mortgage loans secured by real property. There are currently three basic types of mortgage-backed securities: (i) those issued or guaranteed by the United States Government or one of its agencies or instrumentalities, such as the Government National Mortgage Association ("Ginnie Mae" or "GNMA"), the Federal National Mortgage Association ("Fannie Mae" or "FNMA") and the Federal Home Loan Mortgage Corporation ("Freddie Mac" or "FHLMC"); (ii) those issued by private issuers that represent an interest in or are collateralized by mortgage-backed securities issued or guaranteed by the United States Government or one of its agencies or instrumentalities; and (iii) those issued by private issuers that represent an interest in or are collateralized by whole mortgage loans or mortgage-backed securities that do not carry a government guarantee but usually having some form of private credit enhancement.

CMO RESIDUALS

     The Fund will not invest in CMO or REMIC residual interests because they may have a higher degree of market value volatility than other types of derivative mortgage-backed securities. See "Investment Restrictions."

GUARANTEED  MORTGAGE PASS-THROUGH SECURITIES

     The Fund will invest in mortgage pass-through securities representing participation interests in pools of residential mortgage loans originated by United States Governmental or private lenders and guaranteed, to the extent provided in such securities, by the United States Government or one of its agencies or instrumentalities. Such securities, which are ownership interests in the underlying mortgage loans, differ from conventional debt securities, which provide for periodic payment of interest in fixed amounts (usually semiannually) and principal payments at maturity or on specified call dates. Mortgage pass-through securities provide for monthly payments that are a "pass through" of the monthly-interest and principal payments (including any prepayments) made by the individual borrowers on the pooled mortgage loans, net of any fees paid to the guarantor of such securities and the servicer of the underlying mortgage loans.

     The guaranteed mortgage pass-through securities in which the Fund will invest include those issued or guaranteed by Ginnie Mae, Fannie Mae and Freddie Mac.

     GINNIE MAE CERTIFICATES. Ginnie Mae is a wholly-owned corporate instrumentality of the United States thin the Department of Housing and Urban Development. The National Housing Act of 1934, as amended (the Housing Act"), authorizes Ginnie Mae to guarantee the timely payment of the principal of and interest on certificates that are based on and backed by a pool or mortgage loans insured by the Federal Housing Administration under the Housing Act, or Title V of the Housing Act of 1949 ("FHA Loans"), or guaranteed by the Veterans' Administration under the Servicemen's Readjustment Act of 1944, as amended ("VA Loans"), or by pools of other eligible mortgage loans. The Housing Act provides that the full faith and credit of the United States Government is pledged to the payment of all amounts that may be required to be paid under any guarantee. In order to meet its obligations under such guarantee, Ginnie Mae is authorized to borrow from the United States Treasury with no limitations as to amount.

     The Ginnie Mae Certificates will represent a pro rata interest in one or more pools of the following types of mortgage loans: (i) fixed rate level payment mortgage loans; (ii) fixed rate graduated payment mortgage loans; (iii) fixed rate growing equity mortgage loans; (iv) fixed rate mortgage loans secured by manufactured (mobile) homes; mortgage loans on multifamily residential properties under construction; (vi) mortgage loans on completed multifamily projects; (vii) fixed rate mortgage loans as to which escrowed funds are used to reduce the borrower's monthly payments during the early years of the mortgage loans ("buydown" mortgage loans); (viii) mortgage loans that provide for adjustments in payments based on periodic changes in interest rates or in other payment terms of the mortgage loans; and (ix) mortgage-backed serial notes. All of these mortgage loans will be FHA loans or VA Loans and, except as otherwise specified above, will be fully-amortizing loans secured by first liens on one-to four-family housing units.

     FANNIE MAE CERTIFICATES. Fannie Mae is a federally chartered and privately owned corporation organized d existing under the Federal National Mortgage Association Charter Act. Fannie Mae was originally established 1938 as a United States Government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder owned and privately managed corporation by legislation enacted in 1968. Fannie Mae provides funds to the mortgage market primarily by purchasing home mortgage loans from local lenders, hereby replenishing their funds from many capital market investors that may not ordinarily invest in mortgage loans directly, thereby expanding the total amount of funds available for housing.

     Each Fannie Mae Certificate will entitle the registered holder thereof to receive amounts representing such holder's pro rata interest in scheduled principal payments and interest payments (at such Fannie Mae Certificate's pass-through rate, which is net of any servicing and guarantee fees on the underlying mortgage loans), and any principal prepayments, on the mortgage loans in the pool represented by such Fannie Mae Certificate and such holder's proportionate interest in the full principal amount of any foreclosed or otherwise finally liquidated mortgage loan. The full and timely payment of principal of and interest on each Fannie Mae Certificate will be guaranteed by Fannie Mae, which guarantee is not backed by the full faith and credit of the United States Government.

     Each Fannie Mae Certificate will represent a pro rata interest in one or more pools of FHA Loans, VA Loans or conventional mortgage loans (ie., mortgage loans that are not insured or guaranteed by any governmental agency) of the following types: (i)fixed rate level payment mortgage loans; (ii)fixed rate growing equity mortgage loans; (iii)fixed rate graduated payment mortgage loans;
(iv)variable rate California mortgage loans; (v)other adjustable rate mortgage loans; and (vi)fixed rate mortgage loans secured by multifamily projects.

     FREDDIE MAC CERTIFICATES. Freddie Mac is a corporate instrumentality of the United States created pursuant to the Emergency Home Finance Act of 1970, as amended (the "FHLMC Act"). Freddie Mac was established primarily for the purpose of increasing the availability of mortgage credit for the financing of needed housing. The principal activity of Freddie Mac currently consists of the purchase of first lien, conventional, residential mortgage loans and participation interests in such mortgage loans and the resale of the mortgage loans so purchased in the form of mortgage securities, primarily Freddie Mac Certificates.

     Freddie Mac guarantees to each registered holder of a Freddie Mac Certificate the timely payment of interest at the rate provided for by such Freddie Mac Certificate, whether or not received. Freddie Mac also guarantees to each registered holder of a Freddie Mac Certificate ultimate collection of all principal of the related mortgage loans, without any offset or deduction, but does not, generally, guarantee the timely payment of scheduled principal. Freddie Mac may remit the amount due on account of its guarantee of collection of principal at any time after default on an underlying mortgage loan, but not later than 30 days following (i) foreclosure sale, (ii) payment of a claim by any mortgage insurer, or (iii) the expiration of any right of redemption, whichever occurs later, but in any event no later than one year after demand has been made upon the mortgagor for accelerated payment of principal. The obligations of Freddie Mac under its guarantee are obligations solely of Freddie Mac and are not backed by the full faith and credit of the United States Government.

     Freddie Mac Certificates represent a pro rata interest in a group of mortgage loans (a "Freddie Mac Certificate group") purchased by Freddie Mac. The mortgage loans underlying the Freddie Mac Certificates will consist of fixed rate or adjustable rate mortgage loans with original terms to maturity between ten and thirty years, substantially all of which are secured by first liens on one- to four-family residential properties or multifamily projects. Each mortgage loan must meet the applicable standards set forth in the FHLMC Act. A Freddie Mac Certificate group may include whole loans, participation interests in whole loans and undivided interests in whole loans and participations comprising another Freddie Mac Certificate group.

PRIVATE MORTGAGE PASS-THROUGH SECURITIES

     Private mortgage pass-through securities ("Private Pass-Throughs") are structured similarly to the Ginnie Mae, Fannie Mae and Freddie Mac mortgage pass-through securities described above and are issued by originators of and investors in mortgage loans, including savings and loan associations, mortgage banks, commercial banks, investment banks and special purpose subsidiaries of the foregoing. Private Pass-Throughs are usually backed by a pool of conventional fixed rate or adjustable rate mortgage loans. Because Private Pass-Throughs typically are not guaranteed by an entity having the credit status of Ginnie Mae, Fannie Mae or Freddie Mac, such securities generally are structured with one or more types of credit enhancement. See "Mortgage-Backed Securities-Types of Credit Support."

COLLATERALIZED MORTGAGE OBLIGATIONS AND MULTICLASS PASS-THROUGH SECURITIES

     Collateralized mortgage obligations ("CMOs") are debt obligations collateralized by mortgage loans or mortgage pass-through securities. Typically, CMOs are collateralized by Ginnie Mae, Fannie Mae or Freddie Mac Certificates, but also may be collateralized by whole loans or Private Pass-Throughs (such collateral collectively hereinafter referred to as "Mortgage Assets"). Multiclass pass-through securities are equity interests in a trust composed of Mortgage Assets. Unless the context indicates otherwise, all references herein to CMOs include multiclass pass-through securities. Payments of principal of and interest on the Mortgage Assets, and any reinvestment income thereon, provide the funds to pay debt service on the CMOs or make scheduled distributions on the multiclass pass-through securities. CMOs may be issued by agencies or instrumentalities of the United States Government, or by private originators of, or investors in, mortgage loans, including savings and loans associations, mortgage banks, commercial banks, investment banks and special purpose subsidiaries of the foregoing. The issuer of a series of CMOs may elect to be treated as a REMIC. See "Taxation."

     In a CMO, a series of bonds or certificates is issued in multiple classes. Each class of CMOs, often referred to as a "tranche," is issued at a special fixed or floating coupon rate and has a stated maturity or final distribution date. Principal prepayment on the Mortgage Assets may cause the CMOs to be retired substantially earlier than their stated maturities or final distribution dates. Interest is paid or accrues on all classes of the CMOs on a monthly, quarterly or semiannual basis. The principal of and interest on the Mortgage
Assets may be allocated among the several classes of a series of a CMO in innumerable ways. In a common structure, payments of principal, including any principal prepayments, on the Mortgage Assets are applied to the classes of the series of a CMO in the order of their respective stated maturities or final distribution dates, so that no payment of principal will be made on any class of CMOs until all other classes having an earlier stated maturity or final distribution date have been paid in full.

     The Fund may also invest in, among others, parallel pay CMOs including Planned Amortization Class CMOs ("PAC Bonds"), and Targeted Amortization class CMOs ("TAC Bonds"). Parallel pay CMOs are structured to provide payments of principal on each payment date to more than one class. These simultaneous payments are taken into account in calculating the stated maturity date or final distribution date of each class, which, as with other CMO structures, must be retired by its stated maturity date or final distribution date but may be retired earlier. PAC Bonds generally require payments of a specified amount of principal on each payment date. PAC Bonds are always parallel pay CMOs with the required principal payment on such securities having the highest priority after interest has been paid to all classes. TAC Bonds are similar to parallel pay CMOs and PAC Bonds except that TAC Bonds assume a specific level of principal prepayment and their value fluctuates in response to the actual prepayment rate on the mortgages underlying the CMOs, which may be more or less then the assumed prepayment rate.

STRIPPED MORTGAGE-BACKED SECURITIES

     Stripped mortgage-backed securities ("SMBS") are derivative multiclass mortgage securities. SMBS may be issued by agencies or instrumentalities of the United States Government, or by private originators of, or investors in, mortgage loans, including savings and loan associations, mortgage banks, commercial banks, investment banks and special purpose subsidiaries of the foregoing. The Fund may invest a substantial portion of its assets in SMBS which have greater market volatility than zero coupon and high income producing securities.

     SMBS are usually structured with two classes that receive different proportions of the interest and principal distributions on a pool of Mortgage Assets. A common type of SMBS will have one class receiving some of the interest and most of the principal from the Mortgage Assets, while other class will receive most of the interest and the remainder of the principal. In the most extreme case, one class will receive all of the interest (the interest-only or "IO" class), while the other class will receive all of the principal (the principal-only or "PO" class). The yield to maturity on an IO class is extremely sensitive not only to changes in prevailing interest rates but also to the rate of principal payments (including prepayments) on the related underlying Mortgage Assets, and a rapid rate of principal payments may have a material adverse effect on the Fund's yield to maturity. If the underlying Mortgage Assets experience greater than anticipated prepayments of principal, the Fund may fail to fully recoup its initial investment in these securities even if the securities are rated in the highest rating categories, AAA or Aaa, by Standard and Poor's Corporation ("S&P") or Moody's Investors Service ("Moody's"), respectively. See "Investment Objective and Policies."

     Although SMBS are purchased and sold by institutional investors through several investment banking firms acting as brokers or dealers, these securities were only recently developed. As a result, established trading markets have not yet developed and, accordingly, these securities are illiquid.

TYPES OF CREDIT SUPPORT

     Mortgage-backed and asset-backed securities are often backed by a pool of assets representing the obligations of a number of different parties. To lessen the effect of failures by obligors on underlying assets to make payments, such securities may contain elements of credit support. Such credit support falls into two categories: (I) liquidity protection and (ii) protection against losses resulting from ultimate default by an obligor on the underlying assets Liquidity protection refers to the provision of advances, generally by the entity administering the pool of assets, to ensure that the receipt of payments on the underlying pool occurs in a timely fashion. Protection against losses resulting from default ensures ultimate payment of the obligations on at least a portion of the assets in the pool. Such protection may be provided through guarantees, insurance policies or letters of credit obtained by the issuer or sponsor from third parties, through various means of structuring the transaction or through a combination of such approaches. The Fund will not pay any additional fees for such credit support, although the existence of credit support may increase the price of a security.

     Examples of credit support arising out of the structure of the transaction include "senior-subordinated securities" (multiple class securities with one or more classes subordinate to other classes as to the payment of principal thereof and interest thereon, with the result that defaults on the underlying assets are borne first by the holders of the subordinated class), creation of "reserve funds" (where cash or investments, sometimes funded from a portion of the payments on the underlying assets, are held in reserve against future losses) and "overcollateralization" (where the scheduled payments on, or the principal amount of the underlying assets exceed that required to make payment of the securities and pay any servicing or other fees). The degree of credit support provided for each issue is generally based on historical information respecting the level of credit risk associated with the underlying assets. Delinquency or loss in excess of that anticipated could adversely affect the return on an investment in such a security.

1940 ACT CONSIDERATIONS

     Many mortgage-backed securities are issued by entities that operate under general exemptive orders from the SEC under the 1940 Act. Franklin Principal Maturity Trust intends to file an application seeking an order from the SEC to permit it to invest in such securities in unlimited amounts. Until the Fund receives such an exemption, it will not invest more than 10% of its assets in securities issued by all entities operating under such orders or more than 5% of its assets in securities issued by any single such entity, and will not acquire more than 3% of the voting securities of any single such entity. No assurance can be given that any specific order to be requested by the Fund or any related order will be granted by the SEC.


                  HIGH INCOME PRODUCING DEBT SECURITIES

     High income producing debt securities include corporate debt securities issued by U.S. corporations and foreign government obligations that generally pay interest at a rate that is effectively higher than U.S. Government securities. Such debt securities entitle the holder thereof to regular scheduled payments of principal and interest. The Fund intends to invest principally in U.S. corporate debt securities and foreign government obligations that have high income producing characteristics. In selecting high income debt securities, the Fund's Manager will consider three primary factors: credit risk, which involves the ability of the issuer to make timely payment of principal and interest; interest rate risk, which involves the change in the market value of debt securities as a result of changes in the prevailing interest rates; and maturity, which affects the volatility of the market price (IE., longer maturities may increase the degree of a decline or rise in market price in response to interest rate changes, assuming no change in the issuer's creditworthiness).

     The types of high income corporate debt securities in which the Fund will invest principally include bonds, debentures and notes and will typically be rated below investment grade. However, the Fund has no requirements regarding whether the corporate debt securities it purchases must be rated or, if such securities are rated, what the minimum or maximum rating on such securities must be. Rather, the Manager will base its investment decisions for the Fund on its own determination of reasonable investment risk. The Manager's judgment as to the "reasonableness" of the risk involved in any particular investment will be a function of its experience in managing fixed-income investments and its evaluation (i) of the general economic and financial conditions; (ii) of a specific issuer's (a) business and management, (b) cash flow, (c) earnings coverage of interest and dividends, (d) ability to operate under adverse economic conditions, (e) fair market value of assets, and (f) in the case of foreign currency denominated securities, the economic conditions and interest rates applicable to such currency; and (iii) of such other considerations as the Manager may deem appropriate. Although some risk is inherent in all types of investments, holders of fixed-income securities have a claim on the assets of the issuer prior to the holders of common stock. Therefore, an investment in corporate debt securities generally entails less risk than an investment in common stock of the same issuer.

     High income corporate debt securities of the type in which the Fund intends principally to invest, if rated, are typically rated between "BB" and "C" by S&P or between "Ba" and "C" by Moody's and are frequently issued by corporations in the growth stage of their development. The Fund may also acquire high income producing securities issued in connection with a corporate reorganization or issued as part of a corporate takeover. See "Special Considerations." Debt obligations which are rated "BB" or "Ba," "B," "CCC" or "Caa," "CC" or "Ca," and "C" are rated below investment grade and are regarded by S&P and Moody's, on balance, as predominantly speculative with respect to their capacity to pay interest and repay principal in accordance with the terms of the obligation. Such securities are also generally considered to be subject to greater risk than securities with higher ratings with regard to a deterioration of general economic conditions. The Fund may also invest in investment grade debt securities that have high income producing characteristics when the Manager deems such investment to be consistent with the Fund's investment objective. Further information concerning the ratings of debt obligations, including the rating categories of S&P and Moody's, is provided in Appendix A.

     In addition, the Fund may invest in bonds convertible into equity securities, conditional sales contracts and loan participations of domestic issuers. These types of fixed-income securities may involve equity features, such as conversion or exchange rights or warrants for the acquisition of stock of the same or a different issuer; participation based on revenues, sales or profits; or the purchase of common stock in a unit transaction (where an issuer's debt securities and common stock are offered as a unit). Loan participations, which are sold without guarantee or recourse to the lending institution, are subject to the credit risks of both the borrower and the lending institution. The Fund may also invest in preferred stocks. These types of securities generally are not rated. The Fund currently does not anticipate investing in these types of securities, and none of these types of securities will constitute 5% or more of the Fund's total assets at the time of investment.

     The types of foreign government obligations in which the Fund intends to invest include debt obligations of foreign governments, their political subdivisions, governmental authorities, agencies and instrumentalities, and supranational organizations. A supranational organization is an entity designated or supported by the national government of one or more counties to promote economic reconstruction or development. Examples of supranational organizations include, among others, the World Bank, the European Investment
Bank and the Asian Development Bank. The Fund may also invest in "semi-government securities," which are debt obligations issued by entities owned by either a national, state or equivalent government or are obligations of such a government jurisdiction which are not backed by its full faith and credit and general taxing powers. These securities may be denominated in U.S. dollars, foreign currencies, or European Currency Units ("ECU"), and may be traded on both U.S. and foreign securities markets.

     The Fund will limit its investments to foreign governmental issuers of countries the economies of which are considered stable by the Fund's Manager. The Manager's determination that a particular country should be considered stable depends upon the Manager's evaluation of political and economic developments affecting the country as well as recent experience in the markets for the government securities of the country. The Manager does not believe that there is a substantial credit risk involved in an investment in the obligations of such stable foreign governments, although such investments may involve exposure to inflationary economies and may have market price volatility. In considering possible investments in foreign government obligations, the Fund's Manager will evaluate various other factors in addition to economic and political conditions, such as inflation rate, growth prospects, global trade patterns and government policies. It is currently anticipated that the portion of the Fund's assets invested in such securities will be invested principally in issuers within Australia, Canada, Japan, New Zealand, Scandinavia, the United Kingdom and Western Europe, and in securities denominate currencies of these countries, in U.S. dollars, or in multinational currency units such as the ECU. The special risks associated with non-U.S. dollar denominated investments are discussed below. See "Special Considerations."


                            ASSET-BACKED SECURITIES

     The securitization techniques used to develop mortgage-backed securities are now being applied to a broad range of assets. Through the use of trusts and special purpose corporations, various types of assets, primarily automobile and credit card receivables, are being securitized in pass-through structures similar to the mortgage pass-through structures described above or in a pay-through structure similar to the CMO structure. The Fund invest in these and other types of asset-backed securities that may be developed in the future. Although under current market conditions the Fund will not purchase asset-backed securities, if cost and yield considerations become favorable in the future, the Fund will consider purchasing asset-backed securities. See "Mortgage Backed Securities."

     In general, the collateral supporting asset-backed securities is of shorter maturity than mortgage loans a less likely to experience substantial prepayments. As with mortgage-backed securities, asset-backed securities are often backed by a pool of assets representing the obligations of a number of different parties and use similar credit enhancement techniques. See "Mortgage-Backed Securities-Types of Credit Support."

     Asset-backed securities present certain risks that are not presented by mortgage-backed securities. Primarily, these securities do not have the benefit of the same security interest in the related collateral. Credit receivables are generally unsecured and the debtors are entitled to the protection of a number of state and federal consumer credit laws, many of which give such debtors the right to set off certain amounts owed on the credit cards, thereby reducing the balance due. Most issuers of automobile receivables permit the servicers to retain possession of the underlying obligations. If the servicer were to sell these obligations to another party, there is a risk that the purchaser would acquire an interest superior to that of the holders of the related automobile receivables. In addition, because of the large number of vehicles involved in a typical issuance and technical requirements under state laws, the trustee for the holders of the automobile receivables may not have a proper security interest in all of the obligations backing such receivables. Therefore, there is the possibility that recoveries on repossessed collateral may not, in some cases, be available to support payments on these securities.


                           OTHER INVESTMENT PRACTICES

HEDGING

     The Fund may engage in various interest rate transactions, put and call option transactions, transactions in futures contracts and options on futures contracts, and forward contracts (collectively, "Hedging Transactions"). Hedging Transactions may be used to attempt to protect against possible declines in the market value of the Fund's portfolio resulting from downward trends in the debt securities markets (generally due to a rise in interest rates), to protect the Fund's unrealized gains in the value of its portfolio securities, to facilitate the sale of such securities for investment purposes or to establish a position in the securities markets as a temporary substitute for purchasing particular securities, to protect the value of the Fund's non-U.S. dollar denominated assets from fluctuation in currency exchange rates, or to enhance income. Any or all or these techniques may be used at any time. There is no particular strategy that requires use of one technique rather than another. Use of any Hedging Transaction is a function of market conditions. The Hedging Transactions that the Fund may use are described below and in Appendix B.

     INTEREST RATE TRANSACTIONS. In order to attempt to protect the value of the Fund's portfolio from interest rate fluctuations, the Fund may ester into various Hedging Transactions, such as interest rate swaps and the purchase or sale of interest rate caps and floors. The Fund expects to enter into these transactions primarily to preserve a return or spread on a particular investment or portion of its portfolio or to protect against any increase in the price of securities the Fund anticipates purchasing at a later date. The Fund intends to use these transactions as a hedge and not as a speculative investment. The Fund will not sell interest rate caps or floors that it does not own. Interest rate swaps involve the exchange by the Fund with another party of their respective commitments to pay or receive ,interest, E.G., an exchange of floating rate payments for fixed rate payments. The purchase of an interest rate cap entities the purchaser, to the extent that a specified index exceeds a predetermined interest rate, to receive payments of interest on a notional principal amount from the party selling such interest rate cap. The purchase of an interest rate floor entities the purchaser, to the extent that a specified index falls below a predetermined interest rate, to receive payments of interest on a notional principal amount from the party selling such interest rate floor.

     A specific type of interest rate swap in which the Fund may invest is a mortgage swap. In a mortgage swap cash flows based on a group of GNMA mortgage pools are exchanged for cash flows based on a floating interest rate. A mortgage swap is affected by changes in interest rates which in turn affect the prepayment rate of the underlying mortgages upon which the mortgage swap index is based.

     The Fund, may enter into interest rate swaps, caps, and floors on either an asset-based or liability-based basis, depending on whether it is hedging its assets or its liabilities, and will usually enter into interest rate swaps on a net basis, I.E., THE TWo payment streams are netted out, with the Fund receiving or paying, as the case may be, only the net amount of the two payments. Inasmuch as these Hedging Transactions are entered into for good faith hedging purposes, the Manager and the Fund believe such obligations do not constitute senior securities and, accordingly, will not treat them as being subject to its borrowing restrictions. An amount of cash or liquid securities having an aggregate net asset value at least equal to the net amount of the excess, if any, of the Fund's obligations over its entitlements with respect to each interest rate swap will be maintained in a segregated account by the Fund's custodian. The Fund will not enter into any interest rate swap, cap or floor transaction unless the unsecured senior debt or the claims-paying ability of the other party thereto is considered creditworthy by the Manager. If there is a default by the other party to such a transaction, the Fund will have contractual remedies pursuant to the agreements related to the transaction. The swap market has grown substantially in recent years with a large number of banks and investment banking firms acting both as principals and as agents utilizing standardized swap documentation. As a result, the swap market has become relatively liquid. Caps and floors are more recent innovations for which standardized documentation has not yet been developed and, accordingly, they are less liquid than swaps.

     OPTIONS ON SECURITIES AND FUTURES. In order to enhance income, reduce fluctuations in net asset value, or provide limited protection against decreases in market value of the Fund's portfolio, the Fund may sell or purchase put or call options. The Fund may sell or purchase call options ("calls") on United States Treasury securities, mortgage-backed and asset-backed securities, corporate debt securities, foreign government obligations, and Eurodollar instruments that are traded on United States and foreign securities exchanges and in the over-the-counter markets and on futures contracts (see "Futures
Contracts" below) on these types of securities. A call option gives the purchaser of the option the right to buy, and obligates the seller to sell, the underlying security at the exercise price at any time during the option period. All such calls sold by the Fund must be "covered" as long as the call is outstanding (ie., the Fund must own the securities subject to the call or other securities acceptable for applicable escrow requirements). A call sold by the Fund exposes the Fund during the term of the option to possible loss of opportunity to realize appreciation in the market price of the underlying security or to possible continued holding of a security which might otherwise have been sold to protect against depreciation in the market price of the security. The purchase of a call gives the Fund the right to buy a security at a fixed price Calls on futures contracts must also be covered by deliverable securities or by liquid assets segregated to satisfy the Fund's obligations under the futures contracts.

     The Fund may sell or purchase put options ("puts") that relate to United States Treasury securities, mortgage-backed and asset-backed securities, corporate debt securities, foreign government obligations, an Eurodollar instruments (whether or not it holds such securities in its portfolio) and to futures contracts on these types of securities. The Fund may sell puts on securities in its portfolio or on futures contracts on such securities only if such puts are secured by segregated liquid assets. The Fund will not sell puts if, as a result, more than 50% of the Fund's assets would be required to be segregated liquid assets. In selling puts, there is a risk that the Fun may be required to buy the underlying security at a disadvantageous price.

     FUTURES CONTRACTS. The Fund may also enter into contracts on organized boards of trade for the purchase or sale for future delivery of foreign currencies ("currency futures contracts") and may purchase or write options to buy or sell currency futures contracts traded on U.S. and foreign exchanges. The Fund may also purchase and sell futures contracts on securities and other financial market indices.

     A "sale" of a futures contract means the acquisition of a contractual obligation to deliver the securities on foreign currencies called for by the futures contract at a specified price on a specified date. A "purchase" of futures contract means the incurring of a contractual obligation to acquire the securities or foreign currencies called for by the contract at a specified price on a specified date. The purchaser of a futures contract on an index agrees to take or make delivery of an amount of cash equal to the difference between a specified dollar multiple of the value of the index on the expiration date of the contract and the value of the index at the time the futures contract was entered into. No physical delivery of the securities underlying the index is made. The principal risks relating to the use of futures are: (a) possible imperfect correlation between the prices of the futures and the market value of the securities in the Fund's portfolio; (b) possible lack of a liquid secondary market for closing out futures position; and (c) losses on futures resulting from interest rate movements not anticipated by the Manager

     LIMITATIONS ON USE OF FUTURES CONTRACTS AND OPTIONS ON FUTURES. These investment techniques are designed only to hedge against anticipated future changes in the value of the Fund's portfolio, e.g., through changes in interest or currency exchange rates which otherwise might either adversely affect the value of the Fund' portfolio securities or adversely affect the prices of securities which the Fund intends to purchase at a later date The Trustees have adopted the requirement that all futures contracts and options on futures contracts may only be used for hedging purposes and not for speculation. In addition to complying with this requirement, the Fund will not purchase or sell futures contracts or options on futures contracts if immediately thereafter the amount of initial margin deposits on all the futures positions of the Fund and premiums paid on options on futures contracts would exceed 5% of the market value of the total assets of the Fund. Notwithstanding these limitations, should financial markets move in an unexpected manner, the Fund may not achieve the anticipated benefits of a futures contract or option on futures contract or may realize a loss. See Appendix B for further information.

     OPTIONS ON FOREIGN CURRENCIES. The Fund may also write covered call options and purchase put and call options on foreign currencies (traded on U.S. and foreign exchanges or over-the-counter) for hedging purpose to protect against declines in the U.S. dollar value of foreign government obligations owned by the Fund and against increases in the U.S. dollar cost of foreign government obligations to be acquired. As in the case of other kinds of options, however, the writing of an option on foreign currency will constitute only a partial hedge, up to the amount of the premium received, and the Fund could be required to purchase or sell foreign currencies at disadvantageous exchange rates, thereby incurring losses. The purchase of an option on foreign currency may constitute an effective hedge against fluctuations in exchange rates although, in the event of rate movements adverse to the Fund's position, the Fund may forfeit the entire amount of the premium plus related transactions costs. Options on foreign currencies to be written or purchased by the Fund will be traded on U.S. and foreign exchanges and over-the-counter. There is no specific limitation on investments in options on foreign currencies.

     FORWARD CURRENCY EXCHANGE CONTRACTS. The Fund may also enter into forward currency exchange contracts to attempt to minimize the risk to the Fund from adverse changes in the relationship between currencies in which any foreign government obligations in its portfolio are denominated, or to enhance income. A forward contract is an obligation to purchase or sale a specific currency for an agreed price at a future date which is individually negotiated and privately traded by currency traders and their customers. Forward contracts may potential gain from a positive change in the relationship between the U.S. dollar and foreign currencies or between foreign currencies. Unanticipated changes in currency exchange rates also may result in poorer overall performance for the Fund than if it had not entered into such forward contracts.

     RISK FACTORS AND ADDITIONAL INFORMATION. Appendix B contains further information about the characteristics, risks and possible benefits of options, futures contracts, options on futures contracts and forward contracts and the Fund's other policies and limitations (which are not fundamental policies) relating to these Hedging Transactions.

EURODOLLAR INSTRUMENTS

     The Fund may make investments in Eurodollar instruments. Eurodollar instruments are essentially U.S. dollar denominated futures contracts or options thereon which are linked to the London Interbank Offered Rate ("LIBOR"). Eurodollar futures contracts enable purchasers to obtain a fixed rate for the lending of funds and sellers to obtain a fixed rate for borrowings. The Fund intends to use Eurodollar futures contracts and options thereon to hedge against changes in LIBOR, to which many interest rate swaps are linked. Investments in these types of securities of non-United States issuers involve certain risks not ordinarily associated with investments in securities of U.S. issuers. See "Special Considerations."

SHORT SALES

     The Fund may make short sales of Securities. A short sale is a transaction in which the Fund sells a security in anticipation that the market price of that security will decline. The Fund expects to make short sales both (i) as a form of hedging to offset potential declines in long positions in securities it owns, or anticipates acquiring, or in similar securities, and (ii) in order to maintain portfolio flexibility.

     When the Fund makes a short sale of a security it does not own, it must borrow the security sold short and deliver it to the broker-dealer through which it made the short sale as collateral for its obligation to deliver the security upon conclusion of the sale. The Fund may have to pay a fee to borrow particular securities and is often obligated to pay over any payments received on such borrowed securities.

     The Fund's obligation to replace the borrowed security will be secured by collateral deposited with the broker-dealer, usually cash, United States Government securities or other highly liquid securities similar to those borrowed. The Fund will also be required to deposit similar collateral with its Custodian to the extent, if any necessary so that the value of both collateral deposits in the aggregate is at all times equal to at least 100% of the current market value of the security sold short. Depending on arrangements made with the broker-dealer from which it borrowed the security regarding payment over of any payments received by the Fund on such security, the Fund may not receive any payments (including interest) on its collateral deposited with such broker-dealer.

     If the price of the security sold short increases between the time of the short sale and the time the Fund replaces the borrowed security, the Fund will incur a loss; conversely, if the price declines, the Fund will realize a gain. Any gain will be decreased, and any loss increased, by the transaction costs described above. Although the Fund's gain is limited to the price at which it sold the security short, its potential loss is theoretically unlimited.

The Fund will not make a short sale if, after giving effect to such sale, the market value of all securities sold short exceeds 25% of the value of its total assets or the Fund's aggregate short sales of a particular class of securities exceeds 25% of the outstanding securities of that class. The Fund may also make short sales "against the box" without respect to such limitations. In this type of short sale, at the time of the sale, the Fund owns the security it has sold short or has the immediate and unconditional right to acquire at no additional cost the identical security.

LEVERAGE AND BORROWING

     The Fund is authorized to borrow money from banks or otherwise in an amount up to 331/3% of the Fund's total assets (including the amount borrowed), less all liabilities and indebtedness other than the bank or other borrowing. Under current market conditions, the Fund intends to borrow an amount equal to approximately 15%25% of the Fund's total assets, including an amount sufficient to pay the organization, offering and underwriting costs and expenses incurred in connection with the public offering of the Fund's Shares. The Fund is also authorized to borrow from banks an additional 5% of its total assets without regard to the foregoing limitation for temporary or emergency purposes such as clearances of portfolio transactions, share repurchases and dividend payments. The Fund will only borrow when, in the Manager's opinion, such borrowing will benefit the Fund after taking into account considerations such as interest income and possible gains or losses upon liquidation of securities retained or purchased with borrowed money, and the cost of borrowing (discussed below).

     Borrowing by the Fund creates an opportunity for increased net income but, at the same time, creates special risk considerations. For example, leveraging may exaggerate changes in the net asset value of Fund shares and in the yield on the Fund's portfolio. Although the principal amount of such borrowings will be fixed, the Fund's assets may change in value during the time the borrowing is outstanding. Borrowing will create interest expenses for the Fund which can exceed the income from the assets retained or purchased with such borrowing. Borrowing (other than temporary borrowing) also increases the assets of the Fund upon which the management fee is based and may result in increases in other administrative costs borne by the Fund. To the extent the income derived from securities retained or purchased with borrowed funds exceeds the interest expenses and incremental costs the Fund will have to pay, the Fund's net income will be greater than if borrowing were not used. Conversely, if the income from the assets retained with borrowed funds is not sufficient to cover the cost of such borrowing, the net income of the Fund will be less than if borrowing were not used, and therefore the amount available for distribution to Shareholders as dividends will be reduced.

     Because few or none of the Fund's assets will consist of margin securities, the Fund does not expect to borrow on margin, although such borrowing is not prohibited. The Fund may also borrow by entering into reverse repurchase agreements with the same parties with whom it may enter into repurchase agreements (as discussed below). Under a reverse repurchase agreement, the Fund sells securities and agrees to repurchase them at a mutually agreed upon date and price. At the time the Fund enters into a reverse repurchase agreement, it will establish and maintain a segregated account with an approved custodian containing liquid high grade securities having a value not less than the repurchase price (including accrued interest). Reverse repurchase agreements involve risk that the market value of the securities retained in lieu of sale by the Fund may decline below the price of the securities the Fund has sold but is obligated to repurchase. In the event the buyer of securities under a reverse repurchase agreement files for bankruptcy or becomes insolvent, such buyer or its trustee or receiver may receive an extension of time to determine whether to enforce the Fund's obligation to repurchase the securities and the Fund's use of the proceeds of the reverse repurchase agreement may effectively be restricted pending such decision. Reverse repurchase agreements can create leverage, a speculative factor, and will be considered as borrowings for purposes of the Fund's limitation on borrowing.

     The Fund expects that some of its borrowings may be made on a secured basis. In such situations, either the Custodian will segregate the pledged assets for the benefit of the lender or arrangements will be made with (i) the lender to act as a subcustodian if the lender is a bank or otherwise qualifies as a custodian of investment company assets or (ii) a suitable custodian.

RESTRICTED AND ILLIQUID SECURITIES

     The Fund expects to invest in securities the disposition of which is subject to legal or contractual restrictions the markets for which are illiquid. The sale of restricted and illiquid securities often requires more time and results in higher brokerage charges or dealer discounts and other selling expenses than does the sale of securities eligible for trading on national securities exchanges or in the over-the-counter markets. Restricted securities often sell at a price lower than similar securities that are not subject to restrictions on resale.

     The Fund expects that approximately 25%-30% of its assets will be invested in restricted and illiquid securities (exclusive of any illiquid zero coupon securities), but in no event will such securities exceed 331/3% of the Fund's assets (exclusive of any illiquid zero coupon securities). Interest rate swaps and certain other hedging instruments are excluded from the foregoing percentages. Certain non-zero coupon securities, such as some types of stripped mortgage-backed securities, are currently considered illiquid but may become liquid as secondary markets for these securities continue to develop. Until such time as an active trading market has developed and these securities are no longer considered illiquid, they will be included in the 331/3% limitation on illiquid securities. The Fund, however, has no maximum percentage limitation on the amount of its assets which may be invested in illiquid zero coupon securities, and, at times, depending upon the percentage of the Fund's assets invested in illiquid zero coupon securities, a substantial portion of the Fund's total assets may be illiquid.

REPURCHASE AGREEMENTS

     The Fund may invest temporarily, without limitation, in repurchase agreements, which are agreements pursuant to which securities are acquired by the Fund from a third party with the understanding that they will be repurchased by the seller at a fixed price on an agreed date. These agreements may be made with respect to any of the portfolio securities in which the Fund is authorized to invest. Repurchase agreements may be characterized as loans secured by the underlying securities. The Fund may enter into repurchase agreements with (i) member banks of the Federal Reserve System and (ii) securities dealers, provided that such banks or dealers meet the creditworthiness standards established by the Fund's Board of Trustees ("Qualified Institutions"). The Manager will monitor the continued creditworthiness of Qualified Institutions, subject to the supervision of the Fund's Board of Trustees. The resale price reflects the purchase price plus an agreed upon market rate of interest which is unrelated to the coupon rate or date of maturity of the purchased security. The collateral is marked to market daily. Such agreements permit the Fund to keep all its assets earning interest while retaining "overnight" flexibility in pursuit of investments of a longer-term nature. The Fund typically will enter into repurchase agreements that settle in seven days or less.

     The use of repurchase agreements involves certain risks. For example, if the seller of securities under a repurchase agreement defaults on its obligation to repurchase the underlying securities, as a result of its bankruptcy or otherwise, the Fund will seek to dispose of such securities, which action could involve costs or delays. If the seller becomes insolvent and subject to liquidation or reorganization Under applicable bankruptcy or other laws, the Fund's ability to dispose of the underlying securities may be restricted. Finally, it is possible that the Fund may not be able to substantiate its interest in the underlying securities. To minimize these risks, the securities underlying the repurchase agreement will be limited to U.S. Government securities and will be held by the Custodian at all times in an amount at least equal to 102% of the repurchase price, including accrued interest. If the seller fails to repurchase the securities, the Fund may suffer a loss to the extent proceeds from the sale of the underlying securities are less than the repurchase price.

LENDING OF SECURITIES

     The Fund may lend its portfolio securities to Qualified Institutions. By lending its portfolio securities, the Fund attempts to increase its income through the receipt of interest on the loan. Any gain or loss in the market price of the securities loaned that may occur during the term of the loan will be for the account of the Fund. The Fund may lend its portfolio securities so long as the terms and the structure of such loans are not inconsistent with the requirements of the 1940 Act and the Manager's guidelines, which currently require that (a) the borrower pledges and maintains with the Fund collateral consisting of cash, cash equivalents or U.S. Government securities having a value at all times not less than 102% of the value of the securities loaned, (b) the borrower adds to such collateral whenever the price of the securities loan rises (i.e., the value of the loan is "marked to the market" on a daily basis),
(c) the loan is made subject to termination by the Fund at any time, and (d) the Fund receives reasonable interest on the loan (which may include the Fund's investing any cash collateral in interest bearing short-term investments), any distributions on the loaned securities and the increase in their market value. The Fund will not lend portfolio securities if, as a result, the aggregate of such loans exceeds 331/3% of the value of the Fund's total assets (including such loans). Loan arrangements made by the Fund will comply with all other applicable regulatory requirements, including rules of the New York Stock Exchange which rules presently require the borrower, after notice, to redeliver the securities within the normal settlement time of five business days. All relevant facts and circumstances, including the creditworthiness of the Qualified Institution, will be monitored by the Manager, and will be considered in making decisions with respect to lending of securities, subject to review by the Fund's Board of Trustees.

     The Fund may pay reasonable negotiated fees in connection with loaned securities, as long as such fees are set forth in a written contract and approved by the Fund's Board of Trustees. In addition, voting rights may pass with the loaned securities, but if a material event were to occur affecting the loan, the loan must be called and the securities voted.

WHEN-ISSUED AND FORWARD COMMITMENT SECURITIES

     The Fund may purchase securities on a "when-issued" basis and may purchase or sell securities on a "forward commitment" basis in order to hedge against anticipated changes in interest rates and prices. When such transactions are negotiated, the price, which is generally expressed in yield terms, is fixed at the time the commitment is made, but delivery and payment for the securities take place at a later date. When-issued securities and forward commitments may be sold prior to the settlement date, but the Fund will enter into when-issued and forward commitments only with the intention of actually receiving or delivering the securities, as the case may be. No income accrues on securities which have been purchased pursuant to a forward commitment or on a when-issued basis prior to delivery to the Fund. If the Fund disposes of the right to acquire a when-issued security prior to its acquisition or disposes of its right to deliver or receive against a forward commitment, it can incur a gain or loss. At the time the Fund enters into a transaction on a when-issued or forward commitment basis, a segregated account consisting of cash or liquid debt securities equal to the value of the when-issued or forward commitment securities will be established and maintained with the Custodian and will be marked to market daily. There is always a risk that the securities may not be delivered and that the Fund may incur a loss. Settlements in the ordinary course, which may take substantially more than five business days for mortgage-related securities, are not treated by the Fund as when-issued or forward commitment transactions and accordingly are not subject to the foregoing restrictions.

                            INVESTMENT RESTRICTIONS

     The following are fundamental investment restrictions of the Fund and, like the Fund's investment objective, may not be changed without the approval of the holders of a majority of the Fund's outstanding voting securities (which for this purpose and under the 1940 Act means the lesser of (i) 67% of the Shares represented at a meeting at which more than 50% of the outstanding Shares are represented or (ii) more than 50% of the outstanding Shares). The Fund MAY NOT:

          1) invest more than 25% of its total assets (valued at the time of investment) in securities of companies engaged principally in any one industry. This restriction does not apply to securities issued or guaranteed by the United States Government or its agencies or instrumentalities;

          2) with respect to 75% of its total assets: (i) invest more than 5% of its total assets (taken at market value at the time of investment) in the securities of any one issuer, or (ii) acquire more than 10% of the outstanding voting securities of any one issuer. This restriction does not apply to securities issued or guaranteed by the United States Government or its agencies or instrumentalities;

          3) issue senior securities (or borrow money, including through the use of margin, if margin securities are owned, and reverse repurchase agreements) in excess of 331/3% of its total assets (including the amount of senior securities issued but excluding any liabilities and indebtedness not constituting senior securities). For purposes of this restriction, temporary borrowing from banks not in excess of 5% of the Fund's total assets (not including the amount borrowed) shall not be deemed a senior security as defined in the 1940 Act;

          4) pledge, mortgage or hypothecate its assets except to secure permitted borrowings and in connection with collateral arrangements on loans of portfolio securities. For purposes of this restriction, the Fund's obligations under interest rate swaps and any collateral arrangements with respect to short sales, when-issued and forward commitment contracts, and Hedging Transactions shall not be deemed to be pledges or other encumbrances of the Fund's assets;

          5) make loans to other persons except (i) through the lending of its portfolio securities, (ii) through the purchase of debt securities in accordance with its investment objectives and policies, and (iii) to the extent the entry into a repurchase agreement is deemed to be a loan;

          6) underwrite the distribution of securities of other issuers except to the extent, in connection with the resale of its portfolio securities, or the issuance of its own Shares, the Fund may be deemed an underwriter as defined in the Securities Act of 1933, as amended;

          7) purchase or sell interests in oil, gas or mineral exploration or development programs, or real estate or any interest therein, except that the Fund may invest in securities issued by companies (including partnerships and real estate investment funds) that invest in such interests or are engaged in such activities and in mortgage related securities;

          8) acquire securities of other investment companies in an amount exceeding the limitations set forth in the 1940 Act and the rules thereunder, except as part of a merger, consolidation or other plan of reorganization and as set forth under "Mortgage-Backed Securities - 1940 Act Considerations;"

          9) invest in CMO or REMIC residual interests or residual interests of asset-backed securities;

          10) invest for the purpose of exercising control over the management of any company;

          11) make any short sale of securities except as provided herein and in conformity with applicable laws, rules and regulations and further provided that, after giving effect to such sale, the market value of all securities sold short does not exceed 25% of the value of the Fund's total assets and the Fund's aggregate short sales of a particular class of securities does not exceed 25% of then outstanding securities of that class; or

          12) purchase or sell commodities or commodity contracts, except that the Fund may enter into forward commitment contracts, futures contracts and options on futures contracts with respect to securities or foreign currencies.

     If a percentage restriction set forth above is adhered to at the time a transaction is effected, later changes in percentages resulting from changes in value or in the number of outstanding securities of an issuer will not be considered a violation, except as noted.


                             SPECIAL CONSIDERATIONS

     An investment in the Fund is subject to a number of risks, including the following:

     The Fund is a newly organized entity and has no operating history. The shares of closed-end investment companies frequently trade at discounts from their net asset value but may trade at a premium. The Fund Cannot predict whether its Shares will trade at, above or below net asset value, and the initial trading price of the Shares may be less than their initial public offering price. This market price risk may be greater for investors who intend to sell their Shares in a relatively short period after completion of the public offering. Accordingly, the Fund is designed primarily for long term investment and should not be considered a trading vehicle. The Fund may periodically make tender offers for a portion of the Shares in order to attempt to reduce any market value discount that may exist. There are special risks associated with such repurchases. See "Determination of Net Asset Value" and "Repurchase of Shares and Tender Offers."

     It is anticipated that the Fund's portfolio will primarily consist of debt securities, the market value of which will generally vary inversely with changes in prevailing interest rates. The various hedging techniques that may be employed by the Fund and the different characteristics of particular securities in which the Fund invests make it very difficult to predict the extent of the impact of interest rate changes on either the net asset value or the market price of the Shares. However, to the extent the prices of the Fund's assets fluctuate with changes in prevailing interest rates, the net asset value of the Fund's Shares will also fluctuate in response to such interest rate changes.

     The yield characteristics of mortgage-backed and asset-backed securities differ from traditional debt securities. Among the major differences are that interest and principal payments are made more frequently, usually monthly, and that principal may be prepaid at any time. As a result, if the Fund purchases such a security at a premium, a prepayment rate that is faster than expected will reduce yield to maturity, while a prepayment rate that is slower than expected will have the opposite effect of increasing yield to maturity. Conversely, if the Fund purchases these securities at a discount, faster than expected prepayments will increase, while slower than expected prepayments will reduce, yield to maturity. The Fund expects to invest a substantial portion of its assets in derivative mortgage-backed securities, such as stripped mortgage-backed securities, which are highly sensitive to changes in prepayment and interest rates and have greater market volatility than zero coupon and high income producing securities.

     Prepayments on a pool of mortgage loans are influenced by a variety of economic, geographic, social and other factors, including changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties and servicing decisions. Generally, however, prepayments on fixed rate mortgage loans will increase during a period of falling interest rates and decrease during a period of rising interest rates. Accordingly, amounts available for reinvestment by the Fund are likely to be greater during a period of declining interest rates and, as a result, likely to be reinvested at lower interest rates than during a period of rising interest rates. Although, generally, asset-backed securities are less likely to experience substantial prepayments than are mortgage-backed securities, certain of the factors that affect the rate of prepayments on mortgage-backed securities also affect the rate of prepayments on asset-backed securities. However, during any particular period, the predominant factors affecting prepayment rates on mortgage-backed and asset-backed securities may be different. Mortgage-backed and asset-backed securities may decrease in value as a result of increases in interest rates and may benefit less than other fixed income securities from declining interest rates because of the risk of prepayment. The Manager will attempt to manage prepayment risk through diversification and hedging.

     The process of determining ratings for mortgage-backed and asset-backed securities by S&P and Moodys includes consideration of the likelihood of the receipt by securityholders of all distributions, the nature underlying securities, the credit quality of the guarantor, if any, and the structural, legal and tax aspects with such securities. Neither of such ratings represents an assessment of the likelihood that principal prepayments will be made by mortgagors or the degree to which such prepayments may differ from that originally anticipated, nor does it address the possibility that investors may suffer a lower than anticipated yield or that investors in such securities may fail to fully recoup their initial investment due to prepayments.

     Zero coupon securities typically have a higher yield than comparable quality non-zero coupon securities in order to "compensate" investors for the fact that zero coupon securities do not pay current interest but do generate accrued income upon which there is a current tax liability or, in the case of the Fund, a current tax distribution requirement. The Fund's portfolio will require careful management in order to meet the tax distribution requirements related to the accrued income on the zero coupon securities it owns. In some circumstances, the Fund may be required to liquidate non-zero coupon and/or zero coupon securities at a loss to cover these tax distribution requirements. There may also be adverse tax consequences with respect to such liquidations. See "Taxation."

     The Fund's yield will also be affected by the yields on the securities in which the Fund is able to reinvest the proceeds of payments and prepayments. Accelerated prepayments on securities purchased by the Fund at a premium impose a risk of loss of principal because the premium may not have been fully amortized at the time the principal is repaid in full. The Manager will seek to manage these risks (and potential benefits) by investing in a variety of such securities and through hedging techniques.

     The Fund also expects to invest a significant portion of its assets in U.S. corporate debt securities that have high income producing characteristics. Corporate debt securities offering high current income will ordinarily be in the lower rating categories of recognized rating agencies or will be non-rated. The values of such securities tend to reflect individual corporate developments to a greater extent than higher rated securities, which react primarily to fluctuations in the general level of interest rates. The lower credit ratings assigned to such securities frequently reflect a greater possibility that the financial condition of the issuers, or adverse changes in general economic conditions, or both, may impair the ability of the issuers to make timely payments of interest and principal. These high income producing securities are considered by S&P and Moody's, on balance, as predominantly speculative with respect to capacity to pay interest and repay principal in accordance with the terms of the obligation and will generally involve more credit risk than securities in the higher rating categories. In addition, the market values of such securities will typically fluctuate more than the market value of higher quality fixed-income securities in response to interest rate changes, changes in general economic conditions and changes in business conditions affecting specific industries in which such issuers are engaged. See "High Income Producing Debt Securities."

     As a result of the Fund's investment in high income producing corporate debt securities, the Fund may incur additional expenses to the extent it is required to seek recovery upon a default in the payment of principal or interest. The corporate debt securities held by the Fund may be frequently subordinated to the prior payment of senior indebtedness and may be traded in markets that are relatively less liquid than the market for higher rated securities. Moreover, because not all dealers maintain markets in all such high income securities, there is not an established retail secondary market for many of these securities, and the Fund does not anticipate that those securities could be sold other than to institutional investors. The Fund will rely on the Manager's judgment, analysis and experience in evaluating the creditworthiness of an issuer. In this evaluation, the Manager will take into consideration, among other things, the issuer's financial resources, its sensitivity to economic conditions and trends, its operating history, the quality of the issuer's management and regulatory matters.

     Because the Fund will invest in foreign government securities which typically will be denominated in non-U.S. currencies, a change in the value of any such currency against the U.S. dollar will result in a corresponding change in the U.S. dollar value of the Fund's assets denominated in that currency. Such changes will also affect the net investment income available to the Fund to distribute to Shareholders and may require adjustment to amounts accrued to cover Fund expenses and distributions to Shareholders. Under the Internal Revenue Code of 1986, as amended, changes in an exchange rate which occur between the time the Fund accrues interest or other receivables or accrues expenses or other liabilities denominated in a foreign currency and the time the Fund actually collects such receivables or pays such liabilities will result in foreign exchange gains or losses that increase or decrease distributable net income. Similarly, dispositions of certain securities (by sale, at maturity or otherwise) at a U.S. dollar amount that is higher or lower than the Fund's original U.S. dollar cost may result in foreign exchange gains or losses, which will increase or decrease distributable net investment income. The Fund will invest only in securities denominated in foreign currencies that are freely convertible into U.S. dollars without legal restriction at the time of investment.

     The Fund's interest income from Eurodollar and foreign securities issued in local markets may, in some cases, be subject to applicable withholding taxes imposed by governments in such markets. Because the Fund, under current market conditions, is unlikely to have more than 50% of its total assets in any year invested in securities of foreign corporations, the Fund probably will not be entitled to "pass-through" to Shareholders for foreign tax credit purposes the amount of foreign taxes paid by the Fund. See "Taxation."

     There are other risks and costs associated with an investment in Eurodollar and foreign securities. Certain foreign countries are not as politically stable as the United States. In addition, there may be less government supervision and regulation of foreign securities exchanges, brokers and listed companies than exists in the United States. Restrictions and controls on investment in the securities markets of some countries may have an adverse effect on the availability and costs to the Fund of investments in those countries. The Fund's investments in foreign government securities offering a high rate of return may also involve exposure to inflationary economies because countries with high prevailing interest rates frequently are experiencing high inflation. In addition, the possibility of expropriations, confiscatory taxation, currency blockage, political, economic or social instability or diplomatic developments could affect assets of the Fund that are invested in foreign securities. There may be less publicly available information about foreign issuers than is contained in reports and reflected in ratings published for U.S. issuers. Some foreign securities markets have substantially less volume than securities markets in the United States and some foreign securities may be less liquid and more volatile than U.S. securities. Transaction costs on foreign securities exchanges  may be higher  than in the  United  States,  and  foreign  securities settlements may, in some instances, be subject to delays and related administrative uncertainties. In addition, custodial, valuation, communication and other administrative costs relating to Eurodollar and foreign securities are generally higher than corresponding costs relating to domestic securities.

     Given the above-described investment risks inherent in the Fund, investment in Shares of the Fund should not be considered a complete investment program and may not be appropriate for all investors. Investors should carefully consider their ability to assume these risks before making an investment in the Fund.


                             TRUSTEES AND OFFICERS

      The Board of Trustees of the Fund is responsible for establishing and overseeing the policies of the Fund. The officers, who are elected by the Board, are responsible for the management of the Fund's day-to-day operations. The Trustees and executive officers of the Fund and their principal occupations during the last five years are set forth below. An asterisk appears next to the name of each Trustee who is an "interested person" of the Fund (as defined in the 1940 Act).

Frank H. Abbott, III, Trustee

          1045 Sansome Street, San Francisco, CA 94111. President & Director, Abbott Corporation (an investment company); Director, Vacu-Dry Co. (a food processing company), Mother Lode Gold Mines Consolidated, Franklin Gold Fund, Franklin Option Fund, Franklin Equity Fund, AGE High Income Fund, Inc., Franklin Federal Tax-Free Income Fund, Franklin Money Fund, Franklin Federal Money Fund, Franklin Tax-Exempt Money Fund, Franklin Corporate Cash Management Fund, and Franklin Pennsylvania Investors Fund; Trustee, Franklin Tax-Free Trust, Franklin California Tax-Free Trust, Franklin New York Tax-Exempt Money Fund, Franklin Investors Securities Trust, Franklin Investment Trust, Institutional Fiduciary Trust Franklin Government Securities Trust, Franklin Valuemark Funds and Franklin Universal Trust; and Managing General Partner of Franklin Tax-Advantaged U.S. Government Securities Fund and Franklin Tax Advantaged High Yield Securities Fund.

Harris J. Ashton, Trustee

          22 Gate House Road, Stamford, CT 06902. Chairman of the Board, President and Chief Executive Officer of General Host Corporation; Director of The Royal Bank and Trust Company, and of RBC Holdings (U.S.A.) Inc.; Director, Franklin Gold Fund, Franklin Equity Fund, Franklin Custodian Funds, Inc., Franklin California Tax-Free Income Fund, Inc., Franklin New York Tax-Free Income Fund, Inc., Franklin Federal Tax-Free Income Fund, Franklin Money Fund, Franklin Federal Money Fund, Franklin Tax-Exempt Money Fund, Franklin Pennsylvania Investors Fund, Franklin Real Estate Income Fund, and Franklin Corporate Cash Management Fund; Trustee, Franklin Tax-Free Trust, Franklin California Tax-Free Trust Franklin New York Tax-Exempt Money Fund, Franklin Investors Securities Trust, Franklin Investment Trust, Institutional Fiduciary Trust, Franklin Government Securities Trust, Franklin Valuemark Funds an Franklin Universal Trust; and Managing General Partner of Franklin Tax-Advantaged U.S. Government Securities Fund and Franklin Tax-Advantaged High Yield Securities Fund.

Zadoc W. Brown, Trustee

          Financial Plaza of the Pacific, Bancorp Tower, Suite 905, Honolulu, H 96813. Private Investor; Director Franklin Gold Fund, Franklin Option Fund, Franklin Equity Fund, Franklin Federal Tax-Free Income Fund Franklin Money Fund, Franklin Federal Money Fund, Franklin Tax-Exempt Money Fund, Franklin Pennsylvania Investors Fund and Franklin Corporate Cash Management Fund; Trustee, Franklin Tax-Free Trust, Franklin California Tax-Free Trust, Franklin New York Tax-Exempt Money Fund, Franklin Investors Securities Trust, Franklin Investment Trust, Institutional Fiduciary Trust, Franklin Government Securities Trust, Franklin Valuemark Funds and Franklin Universal Trust; and Managing General Partner of Franklin Tax-Advantaged U.S. Government Securities Fund and Franklin Tax-Advantaged High Yield Securities Fund.

David W. Garbellano, Trustee

          612  Marine  Street,  Point  Richmond,  CA  94801.  Private  Investor;
          Director and Assistant Secretary/Treasurer. Berkeley Science Corporation (a venture capital company); Director, Franklin Gold Fund, Franklin Option Fund, Franklin Federal Tax-Free Income Fund, Franklin Corporate Cash Management Fund, Franklin Pennsylvania Investors Fund, Franklin Federal Money Fund, Franklin Tax-Exempt Money Fund and
          Franklin Equity Fund; Trustee, Franklin Tax-Free Trust, Franklin California Tax-Free Trust, Franklin New York Tax-Exempt Money Fund, Institutional Fiduciary Trust, Franklin Investment Trust, Franklin Investor Securities Trust, Franklin Government Securities Trust, Franklin Valuemark Fund and Franklin Universal Trust; and Managing General Partner of Franklin Tax-Advantaged U.S. Government Securities Fund and Franklin Tax-Advantaged High Yield Securities Fund.

*Henry L. Jamieson, Chairman of the Board and Trustee

          777 Mariners Island Boulevard, San Mateo, CA 94404. Sales Representative, Protected Investor America; Chairman of the Board and Director, Franklin Gold Fund, Franklin Option Fund, Franklin Equity Fund, AGE High Income Fund, Inc., Franklin Federal Tax-Free Income Fund, Franklin Money Fund, Franklin Federal Money Fund, Franklin Tax-Exempt Money Fund, Franklin Pennsylvania Investors Fund and Franklin Corporate Cash Management Fund; Director, Northwest Life Assurance Company; Chairman of the Board and Trustee, Franklin Tax-Free Trust, Franklin California Tax-Free Trust, Franklin New Tax-Exempt Money Fund, Franklin Investors Securities Trust, Franklin Investment Trust, Institutional Fiduciary Trust, Franklin Government Securities Trust, Franklin Valuemark Funds and Franklin Universal Trust; and Managing General Partner of Franklin Tax-Advantaged U.S. Government Securities Fund and Franklin Tax-Advantaged High Yield Securities Fund.

*Charles B. Johnson, President and Trustee

          777 Mariners  Island  Boulevard,  San Mateo,  CA 94404.  President and
          Director of Franklin Resources, Inc., Franklin Distributors, Inc.; Director and Chairman of the Board, Franklin Advisers, Inc.; Director, Franklin Trust Company, Franklin Administrative Services, Inc., General Host Corporation, Franklin Bank and Franklin Management, Inc.; President and Director, Franklin Gold Fund, Franklin Option Fund,
          Franklin  Equity  Fund,   Franklin  Custodian  Funds,  Inc.,  Franklin
          California Tax-Free Income Fund, Inc., Franklin New York Tax-Free Income Fund, Inc., Franklin Federal Tax-Free Income Fund, Inc., Franklin Money Fund, Franklin Federal Money Fund, Franklin Tax-Exempt Money Fund, Franklin Corporate Cash Management Fund and Franklin Pennsylvania Investors Fund; President and Trustee, Franklin Tax-Free Trust, Franklin California Tax-Free Trust, Institutional Fiduciary Trust, Franklin New York Tax-Exempt Money Fund, Franklin Investment
          Trust, Franklin Investors Securities Trust, Franklin Government Securities Trust, Franklin Valuemark Funds and Franklin Universal Trust; and Managing General Partner of Franklin Tax-Advantaged U.S. Government Securities Fund and Franklin Tax-Advantaged High Yield Securities Fund. Mr. Johnson is the brother of Rupert H. Johnson, Jr.

*Rupert H. Johnson, Jr., Vice President and Trustee

          777 Mariners Island Boulevard, San Mateo, CA 94404. President and Director, Franklin Advisers, Inc.; Senior Vice President and Director, Franklin Distributors, Inc. and Franklin Resources, Inc.; Director, Franklin Administrative Services, Inc. and Franklin Bank; Director and Chairman of the Board, Franklin Management, Inc.; Executive Vice President, Director and Senior Investment Officer, Franklin Trust Company; Vice President and Director, Franklin Gold Fund, Franklin Equity Fund, Franklin Custodian Funds, Inc., AGE High Income Fund, Inc., Franklin California Tax-Free Income Fund, Inc., Franklin New York Tax-Free Income Fund, Inc., Franklin Federal Tax-Free Income Fund, Inc., Franklin Money Fund, Franklin Federal Money Fund, Franklin Tax-Exempt Money Fund, Franklin Corporate Cash Management Fund and Franklin Pennsylvania Investors Fund; Senior Vice President and Trustee, Franklin Universal Trust; Vice President and Trustee, Franklin Tax-Free Trust, Franklin California Tax-Free Trust, Franklin New York Tax-Exempt Money Fund, Franklin Investors Securities Trust, Franklin Investment Trust, Institutional Fiduciary Trust, Franklin Government Securities Trust and Franklin Valuemark Funds; and Managing General Partner of Franklin Tax-Advantaged U.S. Government Securities Fund and Franklin Tax-Advantaged High Yield Securities Fund. Mr. Johnson is the brother of Charles B. Johnson.

Frank W. T. LaHaye, Trustee

          20833 Stevens Creek, Boulevard, Cupertino, CA 95014. General Partner of Peregrine Associates and of Miller & LaHaye which are General Partners of Peregrine Ventures I and Peregrine Ventures II (venture capital firms); Director, Franklin Gold Fund, Franklin Equity Fund, Franklin Federal Tax-Free Income Fund, Franklin Money Fund, Franklin Federal Money Fund, Franklin Tax-Exempt Money Fund, Franklin Pennsylvania Investors Fund and Franklin Corporate Cash Management Fund; Trustee, Franklin Tax-Free Trust, Franklin California Tax-Free Trust, Franklin New York Tax-Exempt Money Fund, Franklin Investors Securities Trust, Franklin Investment Trust, Institutional Fiduciary Trust, Franklin Government Securities Trust, Franklin Valuemark Funds and Franklin Universal Trust.

Harmon E. Burns, Vice President

          777 Mariners Island Boulevard, San Mateo, California 94404. Senior Vice President-Legal and Administrative and Secretary, Franklin
          Resources, Inc.; Senior Vice President and Secretary, Franklin Distributors, Inc.; Vice President and Secretary, Franklin Advisers, Inc.; Secretary and Director, Franklin Administrative Services, Inc. and Franklin Trust Company; Director, Franklin Bank; officer of all of the investment companies in the Franklin Group of Funds.

Kenneth V. Domingues, Vice President, Treasurer and Chief Financial and Accounting Officer

          777 Mariners Island Boulevard, San Mateo, California 94404. Senior Vice President and Chief Accounting and Financial Officer of Franklin Resources, Inc., Franklin Advisers, Inc. and Franklin Distributors, I officer of all of the investment companies in the Franklin Group of Funds. For more than five years prior to August 1986, partner of Coopers & Lybrand.

Kenneth L. Koskella, Vice President

          777 Mariners Island Boulevard, San Mateo, California 94404. Senior Vice President, Franklin Resources Inc. and Franklin Distributors, Inc. and Executive Vice President, Franklin Trust Co.; officer of many of the investment companies in the Franklin Group of Funds.

Edward V. McVey, Vice President

          777 Mariners Island Boulevard, San Mateo, California 94404. Senior Vice President/National Sales Manager, Franklin Distributors, Inc.; officer of many of the investment companies in the Franklin Group Funds. For more than five years prior to May 1985, President of the National Sales Division of Colon Management Associates, Inc., President of Colonial Investment Services, Inc., and Senior Vice President of Colonial Management Associates, Inc.

R.  Martin Wiskemann, Vice President

          777 Mariners Island Boulevard, San Mateo, California 94404. Vice President, Portfolio Manager and Director, Franklin Advisers, Inc.; Vice President, Franklin Distributors Inc,: Vice President and Director, Franklin Gold Fund, Franklin Option Fund, Franklin Equity Fund and Franklin Pennsylvania Investors Fund. Officer of many of the investment companies in the Franklin Group of Funds.

Charles E. Johnson, Vice President

          777 Mariners Island Boulevard, San Mateo, California 94404. Portfolio Manager, Franklin Advisers, Inc,; Vice President-Marketing of Franklin Resources, Inc., and Franklin Energy Corporation; Director, Property Resources, Inc. and ILA Financial Services, Inc. For the period from September 1983 to June 1985, Mr. Johnson attended Harvard University Graduate School of Business where he earned a Masters in Business Administration. Prior to September 1983, Mr. Johnson was Manager of Dealer Services at Franklin Resources, Inc. Mr. Johnson is the son of Charles B. Johnson.

Deborah R. Gatzek, Secretary

          777 Mariners Island Boulevard, San Mateo, California 94404. Vice President-Legal, Franklin Resources, Inc.; officer of all of the investment companies in the Franklin Group of Funds.

     The Fund intends to pay each Trustee not affiliated with the Manager a fee of $ 1,200 per year plus $100 per Trustee or committee meeting attended, together with each Trustee's actual out-of-pocket expenses relating to attendance at such meetings. The Board of Trustees has an Audit Committee comprised of Messrs. Abbott, Jamieson and LaHaye, of which Mr. Domingues is an ex-officio member.


                             MANAGEMENT OF THE FUND

     The Fund will employ Franklin Advisers, Inc. to manage the investment and reinvestment of the Fund's assets and administer the affairs of the Fund, subject to the supervision of the Fund's Board of Trustees. The Manager is a registered investment adviser and a wholly owned subsidiary of Franklin Resources, Inc. ("Resources").

     Resources is a publicly held company whose shares are listed on the New York Stock Exchange. Charles B. Johnson, Rupert H. Johnson, Jr. and R. Martin Wiskemann, Trustees and/or officers of the Fund, are the principal shareholders of Resources and own, respectively, approximately 20%, 16%. and 10% of its outstanding shares. Resources owns several other subsidiaries which are involved in investment management and shareholder services. Please refer to the table under Trustees and Officers which indicates the names of all affiliated persons of the Fund who are also affiliated persons of Resources.

     Franklin Advisers provides investment advisory and management services to over 77 investment funds (the Franklin Group of Funds), with total assets (as of December 31, 1988) in excess of $36 billion, representing over 1.6 million shareholder accounts. The Manager, through its predecessors and affiliates, has been providing investment advisory and management services to investment companies and private accounts since 1947. The Manager's abilities in widely varied market conditions have enabled it to become one of the largest independent investment advisory organizations in the United States. The Manager currently advises several specialized funds which emphasize investment in debt securities, and it manages the nation's largest publicly offered mutual fund specializing in U.S. Government and mortgage-backed securities. The Manager pioneered one of the first mutual funds investing in adjustable rate mortgage-backed securities. As of December 31, 1988, the Manager managed over $14 billion in U.S. corporate, U.S. Government and mortgage-backed securities. It maintains a large staff of professional portfolio managers, securities analysts and administrative specialists to continuously select investments, monitor its portfolios and furnish timely reports to Shareholders. The Manager's address is 777 Mariners Island Boulevard, San Mateo, California 94404.

     Under an investment management agreement dated as of January 19, 1989 (the "Management Agreement"), the Fund will pay the Manager a fee for services performed, computed weekly and payable monthly, based on the Fund's average weekly net assets (which, for purposes of determining such fee, shall mean the average weekly value of the total assets of the Fund, minus the sum of the accrued liabilities of the Fund other than the amount of any non-temporary borrowings). Through May 31, 1993, the management fee will be computed at an initial annual rate of 0.75% of the Fund's average weekly net assets, with scheduled reductions as follows: 0.60% of the Fund's average weekly net assets from June 1, 1993 through May 31, 1997; and 0.45% of the Fund's average weekly net assets from June 1, 1997 until the anticipated termination of the Fund (May 31, 2001). The management fee, which covers various administrative, bookkeeping and related services required by the Fund, initially will be higher than the fees paid by most management investment companies, although it is comparable to fees paid by recently-organized, publicly-offered, closed-end management investment companies that have specialized objectives and policies. The average annual fee payable to the Manager over the life of the Fund will be approximately 0.60% of the Fund's average net asset value. Because the management fee will be based on the Fund's assets including non-temporary borrowings used for investment, the amount and terms of all Such borrowing will be reviewed regularly by the Board of Trustees.

     The Management Agreement obligates the Manager to provide advisory, management and various administrative services to the Fund, including all bookkeeping and recordkeeping required by the 1940 Act, and to pay all expenses arising from the performance of its obligations under the Management Agreement, but permits the Manager to retain others at its expense to perform certain administrative and shareholder services for the Fund that would otherwise be performed by the Manager. The Manager will compensate such persons, who may be affiliated with the Manager or the Underwriters, out of its own resources for any such services. (Such compensation is not a separate expense of the Fund, and the delegation of such services does not relieve the Manager of its responsibilities under its Management Agreement with the Fund.)

     The Fund intends to enter into a separate agreement with PaineWebber Incorporated pursuant to which PaineWebber Incorporated will perform certain corporate finance services for the Fund in connection with share repurchases and tender offers by the Fund. The Fund will pay PaineWebber Incorporated an annual fee for such services, payable quarterly, at a fixed rate not to exceed 0.10% of the net assets of the Fund as of the completion of the public offering of the Shares. This agreement will be in effect for a period of one year and may be renewed for successive one-year periods by the Fund.

     The Fund pays all other expenses incurred in the operation of the Fund including, but not limited to, direct charges relating to the purchase and sale of its portfolio securities, interest charges, fees and expenses of legal counsel and independent auditors, taxes and governmental fees, costs of Share certificates and any other expenses (including clerical expenses) of issuance, sale or repurchase of the Shares, expenses in connection with the Dividend Reinvestment Plan, membership fees in trade associations, expenses of registering and qualifying the Shares for sale under federal and state securities laws, expenses of obtaining and maintaining stock exchange listings of the Shares, expenses of printing and distributing reports, notices and proxy materials to Shareholders, expenses of filing reports and other documents filed with governmental agencies, expenses of annual and special Shareholders' meetings, fees and disbursements of the transfer agents, custodians and sub-custodians, expenses of disbursing dividends and distributions, fees, expenses and out-of-pocket costs of Trustees of the Fund who are not affiliated with the Manager, insurance premiums, indemnification and other expenses not expressly provided for in the Management Agreement, and any extraordinary expenses of a nonrecurring nature.

     The Fund's expenses are charged against the Fund's current income. It is presently anticipated that the Fund will not be subject to any expense limitation imposed under state law.

     The Management Agreement was approved by a majority of the Fund's Board of Trustees, including a majority of the Trustees who are not "interested persons" (as defined in the 1940 Act), at a meeting held on December 13, 1988, and was approved by Resources, as the Fund's initial Shareholder, on January 11, 1989. The Management Agreement is in effect through January 19, 1991 and shall continue in effect thereafter for periods not exceeding one year, provided such continuation is approved at least annually (i) by the Board of Trustees of the Fund or by the holders of a majority of the Fund's outstanding voting securities and (ii) by a majority of the Trustees who are not parties to the Management Agreement or interested persons of any such party.

     The Management Agreement terminates upon assignment, and may be terminated without penalty on not less than 60 days' prior written notice at the option of either of the parties thereto or by the affirmative vote of the holders of a majority of the Fund's outstanding voting securities.


                      PORTFOLIO TRANSACTIONS AND BROKERAGE

     The Manager is responsible for decisions to buy and sell securities for the Fund, the selection of brokers and dealers to effect the transactions and the negotiation of prices and any brokerage commissions. The securities in which the Fund invests are traded principally in the over-the-counter market. In the over-the-counter market, securities are generally traded on a "net" basis with dealers acting as principal for their own accounts without a stated commission, although the price of the security usually includes a mark-up to the dealer. Securities purchased in underwritten offerings generally include, in the price, a fixed amount of compensation for the manager(s), underwriter(s), and dealer(s). The Fund may also purchase certain money market instruments directly from an issuer, in which case no commissions or discounts are paid. Purchases and sales of bonds on a stock exchange are effected through brokers who charge a commission on their services.

     In effecting transactions in the over-the-counter market, the Fund intends to deal directly with the dealers who make markets in the securities involved, except in those circumstances where better prices and execution are available elsewhere. Under the 1940 Act, persons affiliated with the Fund are prohibited from dealing with the Fund as principal in the purchase and sale of securities. Because transactions in the over-the-counter market usually involve transactions with dealers acting as principal for their own account, the Fund will not deal with affiliated persons in connection with such transactions or other transactions, such as those discussed above, where an affiliated person is acting as principal for its own account.

     The primary considerations in selecting the manner of executing securities transactions for the Fund, and the brokerage firms that will be used, will be prompt execution of orders, the size and breadth of the market for the security, the reliability, integrity and financial condition and execution capability of the firm, the size of and difficulty in executing the order, and the best net price. There are many instances when, in the judgment of the Manager, more than one firm can offer comparable execution services. Accordingly the Management Agreement recognizes that in the purchase and sale of portfolio securities for the Fund, the Manager will seek the best combination of price (inclusive of brokerage commissions) and execution and, consistent with that policy, may give consideration to the research, statistical and other services furnished by brokers or dealers to the Manager or its affiliates which the Manager or its affiliates may lawfully and appropriately use in their investment management capacities. In addition, the Manager is authorized to place orders with brokers who provide supplemental investment, market research and security and economic analyses, and other services, although the use of such brokers may result in higher brokerage charges to the Fund than the use of brokers selected solely on the basis of seeking the best combination of price (inclusive of brokerage commissions) and execution for the same order. The Manager considers such services and information, which are in addition to and not in lieu of services required to be performed by the Manager under its Management Agreement with the Fund, to be useful in varying degrees but of indeterminable value. Brokerage may be allocated entirely on the basis of net results to the Fund, including the size and difficulty of the order and the reputation of the broker-dealer.
Research and analysis received by the Manager may benefit the Manager in connection with its services to other clients, as well as the Fund. Consistent with the Manager's policy to seek the best combination of price and execution, brokerage may also be allocated to brokers or dealers who assisted in the offering of the Fund's Shares.

     Subject to the foregoing policies, the Fund may use brokers or dealers that are affiliated persons of the Fund, including any of the Underwriters for this offering, or affiliated persons of such persons to execute portfolio transactions for the Fund on an agency basis subject to certain procedures which the Fund has adopted in accordance with the provisions of Rule 17e-1 under the 1940 Act. These procedures are designed to provide that commissions payable to such affiliated brokers or dealers are reasonable and fair as compared to the commissions received by other brokers or dealers in connection with comparable transactions involving similar securities being purchased or sold on securities exchanges during a comparable period of time. The Board of Trustees will review such procedures, at least annually, for their continuing appropriateness, and determine, on at least a quarterly basis, that all such transactions during the preceding quarter were effected in compliance with such procedures. The Fund has also adopted certain procedures, pursuant to Rule lOf-3 under the 1940 Act, which must be followed any time that the Fund purchases or otherwise acquires, during the existence of the underwriting or selling syndicate with respect to the Shares, a security of which one of the Underwriters of this offering or any affiliate of the Fund is a principal underwriter.

     The investment decisions for the Fund will be made independently of those for other clients of the Manager or its affiliates. However, in certain circumstances, the same position may be taken by one or more accounts managed by the Manager or its affiliates. When the Fund and one or more such accounts managed by the Manager or one of its affiliates propose to purchase or sell the same security at the same time, the available opportunities will be allocated in a manner that the Manager believes to be equitable. In some cases, this procedure may affect the price paid or received by the Fund or the size of the position purchased or sold by the Fund.

     National securities exchanges have established limitations governing the maximum number of options in each class which may be written by a single investor or group of investors acting in concert. An exchange may order the liquidation of positions found to be in violation of these limits, and it may impose certain other sanctions. These position limits may restrict the number of options the Fund will be able to write on a particular security.

     The above-mentioned factors may, have a detrimental effect on the quantities or prices of securities an options or futures contracts available to the Fund. On the other hand, the ability of the Fund to participate in volume transactions may produce better executions for the Fund in some cases. The Board of Trustees of the Fund believes that the benefits of the Manager's organization outweigh any limitations that may arise from simultaneous transactions.

     Although the Management Agreement contains no restrictions on portfolio turnover, it is not the Fund policy to engage in transactions with the objective of seeking profits from short-term trading. It is expected that the annual portfolio turnover rate of the Fund will not exceed 400% excluding securities having a maturity of one year or less and is expected to decline over time. Because it is difficult to predict accurately portfolio turnover rates, actual turnover may be higher or lower. The Manager will monitor the Fund's tax status under the Internal Revenue Code during periods in which the Fund's annual turnover rate exceeds 100%. Higher portfolio turnover results in increased Fund expenses, including brokerage commissions, dealer mark-ups and other transaction costs on the sale of securities and on the reinvestment in other securities. To the extent that increased portfolio turnover results in sales at a profit of securities held less than three months, the Fund's ability to qualify as a "regulated investment company" under the Internal Revenue Code may be affected.

     The Fund is authorized to invest in the securities of unaffiliated broker-dealers, including broker-dealers that execute portfolio transactions for the Fund.


                        DETERMINATION OF NET ASSET VALUE

     The aggregate net asset value of the Fund is computed based upon the market value of the investment securities in the Fund's portfolio. The Fund values zero coupon securities, mortgage-backed and asset-backed securities, corporate debt securities and other securities on the basis of valuations provided by dealers or b pricing service, approved by the Fund's Board of Trustees, which uses information with respect to transactions in such securities, quotations from dealers, market transactions in comparable securities, various relationships between securities and yield to maturity in determining value. Debt securities having a remaining maturity of sixty days or less when purchased and debt securities originally purchased with maturities in excess of sixty days but which currently have maturities of sixty days or less are valued at cost adjusted for amortization of premiums and accretion of discounts. Any securities or other assets for which current market quotations are not readily available are valued at their fair value as determined in good faith under procedures established by and under the general supervision and responsibility of the Fund's Board of Trustees.

     Securities denominated in foreign currencies and traded on foreign exchanges or in foreign markets will be valued in a similar manner and their value translated into U.S. dollars at the bid price of their respective currency denomination against U.S. dollars last quoted by a major bank or, if no such quotation is available, at the rate of exchange determined in accordance with policies established in good faith by the Board of Trustees. Because the value of securities denominated in foreign currencies must be translated into U.S. dollars, fluctuations in the value of such currencies in relation to the U.S. dollar will affect the net asset value of Fund shares even though there has not been any change in the values of such securities.

     Generally, trading in and valuation of foreign securities is substantially completed each day at various times prior to the close of the New York Stock Exchange. Occasionally, events affecting the values of such securities in U.S. dollars on a day on which the Fund calculates its net asset value may occur between the times at which such securities are valued and the close of the New York Stock Exchange which will not be reflected in the computation of the Fund's net asset value unless the Trustees or their delegates deem that such events would materially affect the net asset value, in which case an adjustment would be made.

     If any securities held by the Fund are restricted as to resale, the Manager determines their fair value following procedures approved and periodically reviewed by the Board of Trustees. The fair value of such securities is generally determined as the amount which the Fund could reasonably expect to realize from an orderly disposition of such securities over a reasonable period of time. The valuation procedures applied in any specific instance are likely to vary from case to case. However, consideration is generally given to the financial position of the issuer and other fundamental analytical data relating to the investment and to the nature of the restrictions on disposition of the securities (including any registration expenses that might be borne by the Fund in connection with such disposition). In addition, specific factors are also generally considered, such as the cost of the investment, the market value of any unrestricted securities of the same class (both at the time of purchase and at the time of valuation), the size of the holding, the prices of any recent transactions or offers with respect to such securities and any available analysts' reports regarding the issuer.

     The net asset value per Share is determined no less frequently than once each week and is equal to the value of the Fund's assets (including interest accrued but not received), minus the Fund's liabilities (including accrued expenses and dividends payable), divided by the number of Shares outstanding. The net asset value per Share will be made available for publication. Currently, The WALL STREET JOURNAL AND BARRON'S publish net asset values for closed-end investment companies generally on Monday of each week.


                          DIVIDENDS AND DISTRIBUTIONS

     All distributions of the Fund will be made in cash, subject to the Shareholders' ability to have distributions reinvested in Fund Shares purchased on the open market under the Dividend Reinvestment Plan (see "Dividend Reinvestment Plan"). The Fund will distribute to Shareholders monthly dividends consisting of all or a portion of its net investment income. The Fund currently intends to retain income, until the final liquidating distribution, in an amount approximately equal to the tax-exempt income attributable to its municipal zero coupon securities, but in no event greater than one-tenth of the Fund's net investment income per annum. All or a portion of net capital gain (I.E., the excess of net long-term capital gain over net short-term capital loss), if any, will be distributed at least annually. "Net investment income," as used herein, includes all dividends, interest (including tax-exempt interest), other ordinary income earned by the Fund on its portfolio holdings and net short-term capital gains, net of the Fund's expenses. Because the Fund must bear certain expenses incurred in connection with the offering of the Fund's Shares, net asset value will be less than $10.00 per Share immediately after the offering. The Fund will attempt to retain over time sufficient income to cause the Fund's net asset value on or shortly before May 31, 2001 to be $10.00 per Share. Net asset value will fluctuate over time, but if the Fund does not incur any capital losses that are not offset, for federal income tax purposes, by capital gains, and if the Fund does not liquidate any zero coupon securities, the Manager anticipates that, through the retention of income from municipal zero coupon securities, the Fund's net asset value should be $10.00 per Share on or shortly before May 31, 2001.

     The Fund's first dividend will consist of the Fund's net investment income for the period beginning on the date of the initial issuance of the Shares and ending on March 31, 1989.

     The Fund's income and distributions expressed as a percentage of the initial public offering price are expected to decline over the term of the Fund. Initially, the yield on the Fund's corporate debt securities and mortgage-backed securities is expected to be higher than the yield on the Fund's zero coupon securities. Over time, zero coupon securities will constitute an increasing percentage of the Fund's assets, as principal payments on mortgage-backed and asset-backed securities, if any (including principal received on sale) are distributed to Shareholders to satisfy tax distribution requirements and the Fund's non-zero coupon securities are liquidated. Immediately prior to the final liquidating distribution, it is anticipated that zero coupon securities will constitute all or substantially all of the Fund's assets. Various factors will affect the level of the Fund's income, including the asset mix, the scheduled reductions in the management fee, the amount of leverage utilized by the Fund and the Fund's use of hedging. Monthly notices will be provided in accordance with Section 19(a) of the 1940 Act. The Fund expects that a final liquidating distribution to Shareholders of the net assets of the Fund will be made on or shortly before the termination of the Fund.


                           DIVIDEND REINVESTMENT PLAN

     The Fund offers a Dividend Reinvestment Plan (the "Plan") for Shareholders pursuant to which Shareholders who are participants in the Plan may have all income dividends and/or all capital gains distributions automatically reinvested by National Westminster Bank NJ, One Exchange Place, Jersey City, New Jersey 07302, as Plan Agent, in additional full and fractional Shares of the Fund. All Shareholders will be deemed to be participants in the Plan unless they specifically elect not to participate. Shareholders may elect not to participate in the Plan or to participate only with respect to income dividends or capital gains distributions.

     The Plan Agent serves as agent for the Shareholders in administering the Plan. Shareholders may receive more detailed instructions on the Plan from the Fund. Shareholders whose Shares are held in the name of a broker or nominee other than the selling, agent should contact such broker or nominee to determine their rights with respect to the Plan. Because the first monthly dividend may be paid before the Plan becomes fully operational with respect to all participating Shareholders, some Shareholders who are participants in the Plan may receive their first monthly dividend in cash.

     In the case of Shareholders, such as banks, brokers or nominees, which hold Shares for others who are the beneficial owners, the Plan Agent will administer the Plan on the basis of the number of Shares certified from time to time by the Shareholder as representing the total amount registered in the Shareholder's name and held for the account of beneficial owners who are participating in the Plan.

     The Plan provides that after the Fund declares a dividend or determines to make a capital gain distribution, the Plan Agent will, as agent for the participants, receive the cash payment and use it to buy Fund shares in the open market, on the New York Stock Exchange or elsewhere, for the participant's accounts. The Fund will not issue any new shares in connection with the Plan. Such open market purchases may have the effect of increasing the market price of the Shares. There is no charge to participants for reinvesting dividends and distributions. All fees for the handling of the reinvestment of dividends and distributions will be paid by the Fund. However, each participant will incur a pro rata share of any brokerage commissions incurred with respect to the Plan Agent's open market purchases in connection with the Plan.

     The Plan Agent maintains all Shareholder accounts in the Plan. Additionally, the Fund or the Plan Agent furnishes written confirmations of all transactions in the accounts of all Shareholders, including information needed by Shareholders for personal and tax records. Shares in the account of each Plan participant will be held in non-certificated form in the name of the participant, and each Shareholder's proxy will include those Shares purchased pursuant to the Plan. The Plan Agent will issue Share certificates (for full Shares only) upon written request.

     The automatic reinvestment of dividends and distributions will not relieve participants of any income tax which may be payable or required to be withheld on such dividends or distributions.

     Experience under the Plan may indicate that changes are desirable. Accordingly, the Fund reserves the right to amend or terminate the Plan as applied to any dividend or distribution paid subsequent to the date of written notice of the change sent to the participants in the Plan at least 90 days before the record date for such dividend or distribution. The Plan may also be amended or terminated by the Plan Agent, with the Fund's prior written consent on at least 90 days' prior written notice to participants in the Plan.

     A Shareholder may elect not to participate in the Plan or may withdraw from the Plan at any time. There is no penalty for non-participation in or withdrawal from the Plan, and Shareholders who have previously withdrawn from the Plan may rejoin it at any time. Participating Shareholders may also change their election with respect to either income dividends or capital gains distributions, electing either to reinvest such dividends or distributions in additional Shares pursuant to the Plan or to receive such dividends or distributions in cash. Changes in elections should be directed to the Plan Agent and should include the name of the Fund and the Shareholder's name and address as they appear on the share certificate. An election to withdraw from the Plan will, until such election is changed, be deemed to be an election by a Shareholder to take all subsequent dividends and distributions in cash. Elections will only be effective for dividends and distributions declared after, and with a record date of at least ten days after, such elections are received by the Plan Agent. When a participant withdraws from the Plan or upon termination of the Plan as provided above, certificates for whole Fund Shares credited to, his or her account under the Plan will be issued and a cash payment will be made for any fraction of a Fund Share credited to such account.

     Shareholders who elect not to participate in the Plan will receive all distributions of dividends and capital gains in cash paid by check mailed directly to the Shareholder by the Fund's dividend disbursing agent. Shareholders who elect to receive either income dividends or capital gains distributions in cash will receive all such dividends or distributions in the same manner.


                                    TAXATION

     The following discussion is based on the advice of Gaston & Snow and, except as otherwise indicated, reflects provisions of the Internal Revenue Code of 1986, as amended (the "Code"), as of the date of this Prospectus, including the provisions of the Technical and Miscellaneous Revenue Act of 1988.

TAXATION OF THE FUND

     The Fund intends to qualify and elect to be treated as a regulated investment company for federal income tax purposes. In order to so qualify for any fiscal year, the Fund must, among other things, (a) derive at least 90% of its gross income from dividends, interest, payments with respect to loans of securities and gains from the sale or other disposition of securities, or other income (such as currency gains and income from options, futures contracts or forward contracts) derived with respect to its business of investing in securities or currencies ("Qualified Income"); (b) derive less than 30% of its gross income from the sale or other disposition of securities (including options, futures contracts, forward contracts and certain foreign currency derivative instruments) held for less than three months; and (c) diversify its holdings so that, at the end of each fiscal quarter, (i) at least 50% of the market value of the Fund's total assets is represented by cash and cash items, U.S. Government securities, securities of other regulated investment companies and other securities limited in respect of any one issuer to 5% of the Fund's total assets and not more than 10% of the voting securities of the issuer, and
(ii) not more than 25% of the value of its total assets is invested in the securities of any one issuer (other than U.S. Government securities and securities of other regulated investment companies). The U.S. Treasury Department has the authority to issue regulations that would exclude from Qualified Income, for purposes of the 90% gross income requirement described above, foreign currency gains which are not directly related to the regulated investment company's principal business of investing in securities. No such regulations have been formally proposed or adopted. The Fund's activities involving short sales, options, futures contracts and forward contracts may be limited by these requirements for qualification as a regulated investment company.

     If the Fund qualifies as a regulated investment company and distributes to its Shareholders in any fiscal year an amount equal to at least 90% of its investment company taxable income ( I.E., its taxable net investment income and its net short-term capital gains) plus 90% of its net tax-exempt interest income, it will not be required to pay federal income taxes on any income that is distributed and will be subject to corporate income tax (including corporate alternative minimum tax, if applicable) only with respect to taxable income that is retained. The Fund intends to distribute at least the minimum amount of net investment income and net short-term capital gains necessary to satisfy this 90%, distribution requirement. If the Fund retains an amount of tax-exempt income no greater than 10% of the sum of its investment company taxable income and its net tax-exempt income, the Fund will not be subject to corporate income tax but could be subject to the corporate alternative minimum tax to the extent it derives interest income from certain tax-exempt private activity bonds. The Fund will not be subject to federal income tax on any net capital gains (i.e., the excess of net long-term capital gains over net short-term capital losses) that are distributed to Shareholders.

     Assuming that the Fund qualifies as a regulated investment company, a non-deductible 4% federal excise tax will be imposed upon the excess, if any, of amounts the Fund is required to distribute in a given calendar year to avoid such tax over the amounts actually distributed by the Fund. In order to avoid this 4% excise tax, the Fund must distribute by December 31 of each calendar year at least 97% of its ordinary income (i.e., its taxable net investment income) for such year, at least 98% of the excess of its capital gains over its capital losses (computed on the basis of the one-year period ending on October 31 of such year), and all amounts required to be distributed in the previous year that were not distributed and on which no federal income tax was paid.

     The Fund intends to qualify and elect to be treated as a regulated investment company in each fiscal year. The Fund also intends to distribute sufficient income so as to avoid both corporate income tax (other than possibly the alternative minimum tax with respect to interest on private activity bonds) and excise tax. However, the Fund may in the future decide to retain all or a portion of its net capital gains. In such case, the Fund will have to pay corporate income tax on such undistributed gains at the corporate rate on long-term capital gains and may elect to treat such capital gains as having been distributed to Shareholders. As a result of any such election, such amounts will be taxable as long-term capital gains to Shareholders, who will be entitled to claim a credit for their pro rata share of federal income tax paid by the Fund on these undistributed capital gains, and the basis of their Shares will be increased by the difference between their pro rata share of these gains and the tax paid by the Fund.

     The Fund's distribution requirements will be affected by special rules governing the accrual of original issue discount and market discount on securities purchased by the Fund and the taxation of transactions involving options, futures contracts, forward contracts and short sales.

     The Fund will invest in zero coupon securities (and possibly other securities) having original issue discount represented by the excess of the stated redemption price at maturity over the issue price. Each year, the Fund will be required to accrued as income a portion of such original issue discount even though the Fund may, receive no cash payments of interest with respect to such securities. The portion of original issue discount generally be calculated using the "constant interest" method and will result in inclusion of increasing amounts of discount in income during the period the security is held by the Fund. The Fund will be required to distribute this accrued income to Shareholders each year in order to avoid federal income and excise taxes with respect to such income.

     Because the Fund will be required to distribute substantially all of its net investment income (including accrued original issue discount) in order to qualify for "pass-through" federal income tax treatment, the Fund will be required in some years to distribute an amount greater than the total cash income actually received by the Fund. Accordingly, in order to make the required distribution, the Fund will be required to borrow or to liquidate securities. The extent to which the Fund may liquidate securities at a gain may be limited by the requirement discussed above that generally less than 30% of the Fund's gross income consist of gain from the sale of securities held for less than three months. Any capital losses resulting from the liquidation of securities (which could occur if the Fund is required to liquidate portfolio securities at disadvantageous times) can only be used to offset capital gains and cannot be used to reduce the Fund's ordinary income.

     Stripped securities and coupons purchased by the Fund will be treated as instruments having original issue discount. A portion of original issue discount relating to certain stripped tax-exempt securities and coupons may be treated as taxable income to the Fund.

     The Fund may purchase securities at a market discount ( I.E., the purchase price paid by the Fund will be lower than the issue price of the security and the aggregate amount of original issue discount includable in the gross income of all holders for the period before the Fund's purchase of the security). Gain on the disposition of a market discount bond is treated as ordinary income to the extent of accrued market discount at the time of the disposition. Market discount is generally accrued on a straight-line basis, although an election is available to accrue such discount on a "constant interest" basis. Deduction of interest expense associated with market discount bonds is subject to certain limitations.

     The Fund's transactions in options, futures contracts and forward contracts will generally give rise to capital gains and losses. The Fund's transactions in certain futures contracts, forward contracts and listed options on debt securities will be subject to special tax rules that may affect the amount, timing and character of distributions to Shareholders. Under these rules, all such outstanding positions will be "marked to market" (i.e., treated as if they were closed out) on the last trading day of the Fund's fiscal year, and any gain or loss recognized with respect to such transactions will be treated as 60% long-term and 40% short-term capital gain or loss. The purchase of a put option may be treated as entry into a short sale for tax purposes. If a position held by the Fund (such as an option) substantially diminishes the Fund's risk of loss with respect to one or more securities in its portfolio, this combination of positions may be regarded as a "straddle" for tax purposes, resulting in possible deferral of losses, adjustments in the holding periods of portfolio securities and conversion of short-term capital losses into long-term capital losses to the Fund. Certain straddles are subject to tax elections which may alter the operation of these rules. See Appendix B.

     Foreign exchange gains and losses realized by the Fund in connection with certain transactions involving foreign currency denominated securities, forward contracts, foreign currencies, options and futures contracts on foreign currencies and payables and receivables denominated in a foreign currency are subject to the special tax rules of Section 988 of the Code, which may cause such gains and losses to be treated as ordinary income and losses rather than capital gains and losses.

     The Fund's taxable income will in most cases be determined on the basis of reports made to the Fund by the issuers of the securities in which the Fund invests. The tax treatment of certain securities in which the Fund may invest is not free from doubt, and it is possible that an audit by a tax authority of the tax returns of issuers of such securities or of the Fund could result in adjustments to the income of the Fund and therefore to the amounts required to be distributed to Shareholders.

     Upon liquidation of the Fund, a corporate income tax may be imposed on unrealized appreciation, if any, in the assets of the Fund on the date of liquidation.

     The Fund may be subject to foreign withholding taxes on certain income from its foreign securities and is unlikely to qualify for a federal income tax election to pass foreign tax credits through to Shareholders.

     In any year in which the Fund qualifies as a regulated investment company under the Code and is exempt from federal income tax, it will also be exempt from Massachusetts income tax and from the California corporate income tax. However, in any year in which the Fund is subject to an alternative minimum tax for federal income tax purposes, it could also be subject to a California alternative minimum tax.

TAXATION OF SHAREHOLDERS

     Dividends and distributions will generally be taxable to Shareholders when received, whether received in cash or reinvested in Shares of the Fund, and whether representing a distribution of net investment income or of capital gains. However, dividends and distributions that are declared in October, November or December, payable to Shareholders of record on a specified date in such a month and paid in January of the following year will be treated for federal income tax purposes as if received on December 31. In addition, solely for the purpose of applying the distribution requirements to avoid federal income taxes on the Fund, certain distributions made after the close of a fiscal year of the Fund may be "spilled back" and treated as paid during such fiscal year pursuant to Section 855 of the Code. In such case, however, Shareholders will be treated under the Code as having received such dividends in the taxable year in which the distribution was actually made.

     Dividends paid by the Fund from its investment company taxable income are taxable to Shareholders at ordinary income tax rates. Although the Fund may invest in tax-exempt securities, the Fund will not be eligible to pass through to Shareholders the tax-exempt character of income derived with respect to such securities. Consequently, distributions of the Fund that are derived from tax-exempt interest will be taxable to Shareholders as dividends at ordinary income tax rates. Distributions that are classified as net capital gains distributions will be taxed to Shareholders as long-term capital gains regardless of how long Shareholders have owned Shares of the Fund. Distributions of the Fund may subject a Shareholder to, or increase the Shareholder's liability under, the alternative minimum tax, depending on the Shareholder's particular tax situation.

     Distributions will be taxable as described above, whether received in cash or reinvested in Shares under the Dividend Reinvestment Plan. With respect to a distribution reinvested in Shares purchased in the open market under the Plan, the amount of the distribution for tax purposes is the amount of cash distributed or allocated to the Shareholder, and the Shareholder's tax basis in each Share received is its cost.

     If a Shareholder purchases Shares at a cost that reflects an anticipated dividend, such dividend will be a taxable event even though from an economic standpoint it represents in whole or in part a return of the purchase price. Investors should consider the tax implications of buying Shares shortly before a distribution.

     It is not expected that any portion of the Fund's distributions will qualify for the 70% corporate dividends received deduction.

     Any gain or loss recognized upon a taxable disposition of Shares of the Fund by a Shareholder who holds the Shares as a capital asset will generally be treated as a long-term capital gain or loss if the Shares have been held for more than one year, and otherwise as a short-term capital gain or loss. However, any loss recognized by a Shareholder within six months of purchasing the Shares will be treated as a long-term capital loss to the extent of any long-term capital gain distributions received by the Shareholder and the Shareholder's share of undistributed long-term capital gains. All or a portion of a loss realized upon a sale or repurchase of Shares within 30 days before or after a purchase of Shares (whether under the Dividend Reinvestment Plan or otherwise) may be disallowed for federal income tax purposes.

     An amount received by a Shareholder from the Fund in exchange for Shares of the Fund (pursuant to a repurchase of Shares or a tender offer or otherwise) generally will be treated as a payment in exchange for the Shares tendered, which may result in taxable gain or loss as described above. However, if the amount received by a Shareholder exceeds the fair market value of the Shares tendered, or a Shareholder does not tender all of the Shares of the Fund owned or deemed to be owned by the Shareholder, all or a portion of the amount received may be treated instead as a dividend taxable as ordinary income or as a return of capital. In addition, if a tender offer is made, any Shareholders who do not tender their Shares could be deemed, under certain circumstances, to have received a taxable distribution of Shares of the Fund as a result of their increased proportionate interest in the Fund.

     Upon liquidation of the Fund, liquidating distributions which in the aggregate exceed a Shareholder's tax basis in the Shareholder's Shares will be treated as gain from the sale of the Shares. If such liquidating distributions are less than such tax basis, the Shareholder will recognize a loss for tax purposes. Such gain or loss will constitute a capital gain or loss to Shareholders who hold their Shares as a capital asset.

     Under current law, individuals, estates and trusts are permitted to deduct certain employee business, investment and other miscellaneous expenses only to the extent such expenses exceed 2% of such person's adjusted gross income. After 1989, a Shareholder of the Fund, if an individual, estate or trust, may be required to include in income a pro rata share of certain investment advisory and other expenses of the Fund and would be permitted to deduct such expenses only to the extent the Shareholder's total miscellaneous itemized deductions exceed 2% of adjusted gross income. Thus, a Shareholder may recognize taxable income without receiving a distribution attributable to such income. The U.S. Treasury Department is authorized to promulgate regulations setting forth the precise application of this limitation to investors in pass-through entities such as the Fund.

     The Fund will be required to withhold 20% of dividends and distributions made to a Shareholder other than a corporation or other exempt Shareholder if the Shareholder has not provided a correct taxpayer identification number and certain required certifications to the Fund or the Secretary of the Treasury notifies the Fund that the number provided by the Shareholder is incorrect or that the Shareholder has not reported all interest and dividend income required to be shown on the Shareholder's federal income tax return and is therefore subject to such withholding.

     The Fund will send written notices to Shareholders regarding the tax status of all distributions made during the year, the amount of any undistributed net long-term capital gains and any applicable tax credit, and the amount, if any, of federal income tax withheld.

     Foreign shareholders, including shareholders who are nonresident aliens, may be subject to U.S. withholding tax on certain distributions (whether received in cash or reinvested in Fund Shares) at a rate of 30% or such lower rate as may be prescribed by an applicable treaty.

     Distributions of the Fund may be subject to state and local taxation, although in certain states, distributions derived from interest on U.S. Government obligations are exempt from state income tax.

     The tax discussion set forth above is for general information only. Prospective shareholders should consult their tax advisers regarding the federal, state, local, foreign and other tax consequences to them of an investment in the Fund, including the effects of any change, including proposed changes, in the tax laws.


                             DESCRIPTION OF SHARES

     The Fund's Agreement and Declaration of Trust permits the Board of Trustees to issue an unlimited number of full and fractional shares of beneficial interest in one or more series or classes. Up to 20,355,000 shares of beneficial interest, $.01 par value, offered hereby will be issued in a public offering. Prior to this offering, 107,600 Shares were issued for the Fund's initial capital in accordance with the requirements of the 1940 Act. The Shares are common shares and, when issued, will be fully paid and non-assessable and will have no pre-emptive rights or exchange or conversion rights. The Fund has no present intention of offering additional Shares other than through the exercise of the over-allotment option. Any other offering of its Shares, if made, will require approval of the Fund's Board of Trustees. Any additional offering will be subject to the requirements of the 1940 Act that Shares may not be sold at a price below the then current net asset value, exclusive of underwriting discounts and commissions, except, among other things, in connection with an offering to existing Shareholders or with the consent of the holders of a majority of the Fund's outstanding voting securities.

     The rights of the Shares with respect to dividends and distributions are described under "Dividends and Distributions." Each Share is entitled to participate equally in the net distributable assets of the Fund upon liquidation or termination. The Fund is designed to terminate on May 31, 2001, and in connection with such termination will liquidate all of its assets and distribute to Shareholders the net proceeds therefrom after making appropriate provision for any liabilities of the Fund. This distribution and the termination of the Fund may require Shareholder approval pursuant to the current policy of the SEC.

     Shareholders are entitled to one vote per Share. Unless otherwise required by law, the presence at any meeting in person or by proxy of Shareholders entitled to cast votes with respect to 40% of the Shares entitled to vote shall constitute a quorum, and, except as otherwise set forth below, the affirmative vote of a majority of the Shares present and entitled to vote at a meeting at which such a quorum is present shall be sufficient to approve a matter.

     The affirmative vote or consent of the holders of a majority of the Fund's outstanding Shares, or 67% of the outstanding Shares voting at the meeting if more than 50% of such Shares are present or represented by proxy, whichever is less, is required to approve the amendment of any of the Fund's fundamental investment policies, to adopt any proposal for the merger or consolidation of the Fund, to adopt amendments to the Agreement and Declaration of Trust or any other action adversely affecting the rights or preferences of the Shares or increasing or decreasing the amount of the par value of the Shares, and (if Shareholder approval of the Fund's planned termination and liquidation is deemed required by the 1940 Act or SEC policy) to approve the termination and liquidation of the Trust on May 31, 2001. The affirmative vote of at least two-thirds (662/3%) of the Fund's outstanding Shares is required to terminate the Fund by Shareholder action or to authorize the conversion of the Fund from a "closed-end company" to an "open-end company" (as those terms are defined in the 1940 Act) prior to May 31, 2001.

     In certain circumstances, Shareholders have the right to communicate with other Shareholders and to remove Trustees. The rights applicable to the Shares with respect to dividends and distributions are described under "The Fund" and "Dividends and Distributions."

TRADING, REDEMPTION AND LIQUIDATION RIGHTS

     The Shares have been approved for listing on the New York Stock Exchange. It is expected that a liquid trading market for the Shares will exist on the New York Stock Exchange and on other markets where the Shares are traded. Shares of closed-end investment companies frequently trade at a discount to net asset value, but in some cases trade at net asset value or a premium. Because the market price of the Fund's Shares will be determined by factors including trading volume of such Shares, general market and economic conditions, and other factors beyond control of the Fund, the Fund cannot predict whether its Shares will trade at, below or above their net asset value. The Fund is authorized to repurchase or tender for its Shares and may do so when such Shares are trading at a discount from net asset value (see "Repurchase of Shares and Tender Offers" below). The Shares do not have any right of redemption.

REPURCHASE OF SHARES AND TENDER OFFERS

     In recognition of the possibility that the Fund's Shares might trade at a discount, the Fund's Board of Trustees has determined that it would be in the interest of Shareholders for the Fund to take action to attempt to reduce or eliminate a market value discount from net asset value. To that end, the Trustees presently contemplate that the Fund could from time to time take action to repurchase its Shares in the open market or to tender for its Shares at their net asset value. The Board of Trustees, in consultation with the Manager, will review on a regular basis the possibility of open market repurchases and/or tender offers of Fund Shares. There are no assurances that the Board of Trustees will, in fact, decide to undertake either of these actions or, if undertaken, that such actions will result in the Fund's Shares trading at a price which is equal to or approximates their net asset value. In addition, the Board of Trustees will not necessarily announce when it has given consideration to these matters.

     Subject to the Fund's investment restrictions with respect to borrowings, the Fund may incur debt to finance repurchases and/or tender offers. See
"Investment Restrictions." Interest on any such borrowings will reduce the Fund's net investment income, and any such borrowing is subject to special considerations. See "Other Investment Practices-Leverage and Borrowing."

     There can be no assurance that repurchases and/or tenders will result in the Fund's Shares trading at a price that approximates or is equal to their net asset value. The Fund anticipates that the market price of its Shares will from time to time vary from net asset value. The market price of the Fund's Shares will, among other things, be determined by the relative demand for and supply of Shares in the market, the Fund's investment performance, the Fund's dividends and yield and investor perception of the Fund's overall attractiveness as an investment as the Fund's dividends and yield and investor perception of the Fund's overall attractiveness as an investment as compared with other investment alternatives. Nevertheless, the fact that the Fund's Shares may be the subject of tender offers at net asset value from time to time may reduce the spread between market price and net asset value that might otherwise exist. In the opinion of the Manager, sellers may be less inclined to accept a significant discount if they have a reasonable expectation of being able to recover net asset value in conjunction with a possible tender offer.

     Although the Board of Trustees believes that share repurchases and tender offers generally would have a favorable effect on the market price of the Fund's Shares, the repurchase of Shares by the Fund will decrease the total assets of the Fund and, therefore, have the effect of increasing the Fund's expense ratio. Because of the nature of the Fund's investment objectives and policies and the Fund's portfolio, the Manager does not anticipate that repurchases and tenders should have a materially adverse effect on the Fund's investment performance and does not anticipate any material difficulty in disposing of portfolio securities in order to consummate Share repurchases and tenders.

     Even if a tender offer has been made, it is the Trustees' announced policy, which may be changed by the Trustees, that the Fund cannot accept tenders or effect repurchases if (1) such transactions, if consummated, would (a) result in the delisting of the Fund's shares from the New York Stock Exchange (the Exchange having advised the Fund that it would consider delisting if the aggregate market value of the Fund's outstanding Shares is less than $5,000,000, the number of publicly held Shares falls below 600,000 or the number of round-lot holders falls below 1,200), or (b) impair the Fund's status as a regulated investment company under the Code (which would make the Fund a taxable entity, causing the Fund's income to be taxed at the Fund level in addition to the taxation of Shareholders who receive dividends from the Fund); (2) the amount of securities tendered would require liquidation of such a substantial portion of the Fund's securities that the Fund would not be able to liquidate portfolio securities in an orderly manner in light of the existing market conditions and such liquidation would have an adverse effect on the net asset value of the Fund to the detriment of nontendering Shareholders; or (3) there is, in the Board of Trustees' judgment, any (a) material legal action or proceeding instituted or threatened challenging such transactions or otherwise materially adversely affecting the Fund, (b) suspension of or limitation on prices for trading securities generally on the New York Stock Exchange or any foreign exchange on which portfolio securities of the Fund are traded, (c) declaration of a banking moratorium by federal, state and foreign authorities or any suspension of payment by banks in the United States, New York State or foreign countries in which the Fund invests, (d) limitation affecting the Fund or the issuers of its portfolio securities imposed by federal, state or foreign authorities on the extension of credit by lending institutions or on the exchange of foreign currency, (e) commencement of war, armed hostilities or other international or national calamity directly or indirectly involving the United States or other countries in which the Fund invests, or (f) other event or condition which would have a material adverse effect on the Fund or its Shareholders if Shares were repurchased. The Trustees may modify these conditions in light of experience.

     Any tender offer made by the Fund for its Shares will be at a price equal to the net asset value of the Shares on a date subsequent to the Fund's receipt of all tenders. During the pendency of any tender offer by the Fund, the Fund will calculate daily the net asset value of the Shares and will establish procedures which will be specified in the tender offer documents, to enable Shareholders to ascertain readily such net asset value. Each offer will be made and Shareholders notified in accordance with the requirements of the Securities Exchange Act of 1934 and the 1940 Act, either by publication or mailing or both. Each offering document will contain such information as is prescribed by such laws and the rules and regulations promulgated thereunder. When a tender offer is authorized to be made by the Fund's Trustees, a Shareholder wishing to accept the offer will be required to tender all (but not less than all) of the Shares owned by such Shareholder (or attributed to him for federal income tax purposes under Section 318 of the Code). The Fund will not specify a record date for the tender offer which will not permit a Shareholder of record on the effective date of the tender offer to tender his Shares. The Fund will purchase all Shares tendered in accordance with the terms of the offer unless it determines to accept none of them (based upon one of the conditions set forth above). Each person tendering shares will pay to the Fund a reasonable service charge currently anticipated to be $25.00, subject to change, to help defray certain costs, including the processing of tender forms, effecting payment, postage and handling. It is the position of the staff of the SEC that such service charge may not be deducted from the proceeds of the purchase. The Fund's transfer agent will receive the fee as an offset to these costs. The Fund expects the cost to the Fund of effecting a tender offer will exceed the aggregate of all service charges received from those who tender their Shares. Costs associated with the tender will be charged against capital.

     Tendered Shares that have been accepted and purchased by the Fund will be recorded and reported as an offset to Shareholders' equity and accordingly will reduce the Fund's total assets.

     If the Fund must liquidate portfolio securities in order to purchase Shares tendered, the Fund may realize gains and losses. Such gains may be realized on securities held for less than three months. Because of the limitation of 30% on the portion of the Fund's gross income that may be derived from the sale or disposition of stocks and securities held less than three months (in order to retain the Fund's tax status as a regulated investment company under the Code), such gains would reduce the ability of the Fund to sell other securities held for less than three months that the Fund may wish to sell in the ordinary course of its portfolio management which may adversely affect the Fund's yield. If the portfolio securities sold generate foreign exchange gain or loss governed by
Section 988 of the Code, the Fund's distributable net investment income could be positively or adversely affected. See "Taxation." The portfolio turnover rate of the Fund may or may not be affected by the Fund's repurchases of Shares pursuant to a tender offer.

CERTAIN PROVISIONS OF THE DECLARATION OF TRUST

     The Fund is an entity of the type commonly known as a "Massachusetts business trust." Under Massachusetts law, shareholders of such a trust may, in certain circumstances, be held personally liable as partners for its obligations. However, the Agreement and Declaration of Trust of the Fund contains an express disclaimer of Shareholder liability for acts or obligations of the Fund and requires that notice of such disclaimer be given in each agreement, obligation or instrument entered into or executed by the Fund or the Trustees. The Agreement and Declaration of Trust provides for indemnification and reimbursement of expenses out of the Fund property for any Shareholder held personally liable for the obligations of the Fund. The Agreement and Declaration of Trust also provides that the Fund may maintain appropriate insurance (for example, fidelity bonding and errors and omissions insurance) for the protection of the Fund, its Shareholders, Trustees, officers, employees and agents covering possible tort and other liabilities. Thus, the risk of a Shareholder incurring financial loss on account of shareholder liability is extremely remote because it is limited to circumstances in which both inadequate insurance exists and the Fund itself is unable to meet its obligations.

     The Agreement and Declaration of Trust further provides that obligations of the Fund are not binding upon the Trustees individually but only upon the property of the Fund and that the Trustees will not be liable for errors of judgment or mistakes of fact or law, but nothing in the Agreement and Declaration of Trust protects a Trustee against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office.

     Reference is made to the Agreement and Declaration of Trust of the Fund, on file with the SEC, for the full text of these provisions. See "Further Information."

PRINCIPAL SHAREHOLDER

     As of the date of this Prospectus, 107,600 Shares have been issued to Resources at $9.30 per Share. As a result, Resources will be a controlling person of the Fund until the Shares offered hereby are issued and sold. Resources has undertaken that these Shares were purchased for investment purposes only and that they will be sold only pursuant to a registration statement under the Securities Act of 1933, as amended, or an applicable exemption therefrom.


                                  UNDERWRITING

     A group of underwriters (the "Underwriters") for whom PaineWebber Incorporated, A. G. Edwards & Sons, Inc., Thomson McKinnon Securities Inc., Dain Bosworth Incorporated, Gruntal & Co., Incorporated and Stifel, Nicolaus &
Company, Incorporated are acting as representatives have entered into an Underwriting Agreement with the Fund (the "Underwriting Agreement") pursuant to which the Underwriters have agreed to purchase 17,700,000 Shares of the Fund. The Underwriting Agreement provides that the obligation of the Underwriters is subject to the approval of certain legal matters by counsel and to various other conditions. Each of the Underwriters named below has severally agreed to purchase from the Fund the number of Shares set forth opposite its name:

                                                      Number of
    UNDERWRITER                                        SHARES

PaineWebber Incorporated..............................755,000
A. G. Edwards & Sons, Inc.............................755,000
Thomson McKinnon Securities Inc.......................755,000
Dain Bosworth Incorporated............................755,000
Gruntal & Co., Incorporated...........................755,000
Stifel, Nicolaus & Company, Incorporated..............755,000

Bear, Stearns & Co. Inc...............................440,000
Alex. Brown & Sons Incorporated.......................440,000
Donaldson, Lufkin & Jenrette Securities Corporation...440,000
Drexel Burnham Lambert Incorporated...................440,000
Hambrecht & Quist Incorporated........................440,000
Kidder, Peabody & Co. Incorporated....................440,000
Prudential-Bache Securities Inc.......................440,000
Shearson Lehman Hutton Inc............................440,000
Smith Barney, Harris Upham & Co. Incorporated.........440,000
Dean Witter Reynolds Inc..............................440,000

      UNDERWRITER                                     Number of
                                                       Shares

Advest, Inc...........................................221,000
Robert W. Baird & Co. Incorporated....................221,000
Bateman Eichler, Hill Richards Incorporated...........221,000
Blunt Ellis & Loewi Incorporated......................221,000
Boettcher & Company, Inc..............................221,000
Butcher & Singer Inc..................................221,000
Cowen & Co............................................221,000
Eppler, Guerin & Turner, Inc..........................221,000
First Albany Corporation..............................221,000
First of Michigan Corporation.........................221,000
Janney Montgomery Scott Inc...........................221,000
Ladenburg, Thalmann & Co. Inc.........................221,000
Legg Mason Wood Walker Incorporated...................221,000
McDonald & Company Securities, Inc....................221,000
Morgan Keegan & Company, Inc..........................221,000
Piper, Jaffray & Hopwood Incorporated.................221,000
Prescott, Ball & Turben, Inc..........................221,00O
The Robinson-Humphrey Company, Inc....................221,000
Rotan Mosle Inc.......................................221,000
Sutro & Co. Incorporated..............................221,000
Tucker, Anthony & R. L. Day, Inc......................221,000
Wheat, First Securities, Inc..........................221,000
Branch, Cabell and Company............................110,000
Cable, Howse & Ragen Incorporated.....................110,000
The Chicago Corporation ..............................110,000
B. C. Christopher Securities Co.......................110,000
D. A. Davidson & Co. Incorporated.....................110,000
Howard, Weil, Labouisse, Friedrichs Incorporated......110,000
Interstate/Johnson Lane Corporation...................110,000
Johnston, Lemon & Co. Incorporated....................110,000
Josephthal & Co. Incorporated.........................110,000
C. J. Lawrence, Morgan Grenfell Inc...................110,000
Mabon, Nugent & Co....................................110,000
Newhard, Cook & Co. Incorporated......................110,000
The Ohio Company......................................110,000
Rauscher Pierce Refsnes, Inc..........................110,000
Raymond James & Associates, Inc.......................110,000
Rodman & Renshaw, Inc.................................110,000
Scott & Stringfellow, Inc.............................110,000
Seidler Amdec Securities Inc..........................110,000
Stephens Inc..........................................110,000
Underwood, Neuhaus & Co. Incorporated.................110,000
Wedbush Morgan Securities.............................110,000

 UNDERWRITER                                          Number of
                                                       Shares

American Securities Corporation........................50,000
Brean Murray, Foster Securities Inc....................50,000
JW Charles SecuritieS, Inc.............................50,000
City Securities Corporation............................50,000
R. G. Dickinson & Co...................................50,000
Dominick & Dominick, Inc...............................50,000
Fahnestock & Co. Inc...................................50,000
Ferris, Baker Watts, Incorporated......................50,000
First Affiliated Securities, Inc.......................50,000
Frederick & Company, Inc...............................50,000
Gulfstream Financial Associates, Inc...................50,000
J. B. Hanauer & Co.....................................50,000
Hanifen, Imhoff Inc....................................50,000
J. J. B. Hilliard, W. L. Lyons, Inc....................50,000
Howe Barnes Investments................................50,000
Illinois Company Investments Inc.......................50,000
Investment Corporation Of Virginia.....................50,000
John G. Kinnard and Company, Inc.......................50,000
WR Lazard & Laidlaw Incorporated.......................50,000
W. H. Newbold's Son & Co., Inc.........................50,000
David A. Noyes & CO....................................50,000
Parker/Hunter Incorporated.............................50,000
Raffensperger, Hughes & Co. Incorporated...............50,000
Roney & Co.............................................50,000
Smith, Hague & Co., Incorporated.......................50,000
Southwest Securities, Inc..............................50,000
Henry F. Swift & Co....................................50,000
Van Kasper & Company...................................50,000

Allen & Company of Florida, Inc........................18,000
Allied Group Securities Corporation....................18,000
Atkinson and Company...................................18,000
Butler, Wick & Co., Inc................................18,000
Cleary Gull Reiland McDevitt & Collopy, Inc............18,000
Cohig & Associates, Inc................................18,000
First Equity Corporation of Florida....................18,000
Hopper Soliday & Co., Inc..............................18,000
Integrated Resources Equity Corporation................18,000
J. T. Moran & Co., Inc.................................18,000
Private Ledger Financial Services, Inc.................18,000
                                                       ------
      Total.......................................   17,700,000


     Under  the  terms of and  subject  to the  conditions  of the  Underwriting
Agreement, the Underwriters are committed to purchase and pay for all Shares offered hereby if any are purchased. The Underwriting Agreement provides that it may be terminated at or prior to the closing date for the purchase of the Shares if, in the judgment of the Representatives or in the judgment of such Underwriters which have agreed to purchase at least 50% of the Shares, payment for the delivery of the Shares is rendered impracticable or inadvisable because
(1) trading in the equity securities of the Fund is suspended by the SEC, by an exchange that lists the Shares, or by the National Association of Securities Dealers Automated Quotation National Market System, (2) additional material governmental restrictions, not in force on the date of the Underwriting Agreement, have been imposed upon trading in securities generally, or minimum or maximum prices have been generally established on the New York Stock Exchange or on the American Stock Exchange, or trading in securities generally has been suspended on any such Exchange, or a general banking moratorium has been established by Federal or New York authorities, or (3) any outbreak of or material escalation of hostilities or other calamity or crisis occurs, the effect of which is such as to make it impracticable to market any of the Shares. The Underwriting Agreement also may be terminated if any of the conditions specified in the Underwriting Agreement have not been fulfilled when and as required by the Underwriting Agreement.

     The Underwriters propose to offer the Shares of the Fund, initially, directly to the public at the public offering price set forth on the cover page of this Prospectus and to certain securities dealers at such price less a concession not in excess of $.45 per Share. The Underwriters may allow, and such dealers may reallow, a concession not in excess of $.10 per Share to certain other dealers. In addition, the Underwriters will pay $.025 per Share to Franklin Distributors, Inc., an affiliate of the Fund's Manager and a member of the National Association of Securities Dealers, Inc., for distribution assistance.

     After the Shares are released for sale to the public, the public offering price and other selling terms may be changed. The minimum initial investment requirement is 100 Shares ($1,000). Investors should consult their brokers concerning the manner and method of payment for the Shares.

     The Fund has granted the Underwriters an option, exercisable for 30 days from the date of this Prospectus, to purchase up to 2,655,000 additional Shares at the initial public offering price less underwriting discounts and commissions. The Underwriters may exercise such option only to cover over-allotments of Shares in connection with the offering. To the extent such option to purchase is exercised, each Underwriter will become obligated, subject to certain conditions, to purchase approximately the same percentage of such additional Shares as the number set forth next to such Underwriter's name in the preceding table bears to the total number of Shares shown on the table.

     The Underwriters have taken certain actions to discourage short-term trading of the Fund's Shares during a period of time following the initial offering date. Included in these actions is the withholding of the concession to dealers in connection with Shares which were sold by such dealers and which are repurchased for the account of the Underwriters during such period. In addition, physical delivery of certificates representing Shares is required to transfer ownership of Shares of the Fund.

     The Fund has agreed not to offer or sell any additional Shares for a period of 180 days after the date of this Prospectus without the prior written consent of the Underwriters, except for sales to the Underwriters pursuant to the Underwriting Agreement.

     The Fund and the Manager have each agreed to indemnify the Underwriters against certain liabilities, including certain liabilities under the Securities Act of 1933, as amended.

     The Fund anticipates that certain of the Underwriters may from time to time act as a broker or a dealer in connection with the execution of portfolio transactions for the Fund. Certain of the Underwriters or their affiliates, including PaineWebber Incorporated, may also perform certain administrative services for the Fund or for the Manager, and will receive fees from the Fund or the Manager for acting in such capacity. See "Management of the Fund."

     Prior to this offering, there has been no market for the Shares, and there can be no assurance that a trading market in the Shares will develop. The Shares have been approved for listing on the New York Stock Exchange under the symbol "FPT."

                     CUSTODIAN, DIVIDEND DISBURSING AGENT,
                          TRANSFER AGENT AND REGISTRAR

The Custodian of the Fund's portfolio securities is Bank of America NT&SA (the "Custodian"), 555 South Flower Street, Los Angeles, California 90071. National Westminster Bank NJ, One Exchange Place, Jersey City, New Jersey 07302, serves as dividend disbursing agent, transfer agent and registrar.

                                LEGAL OPINIONS

The legality of the Shares offered hereby will be passed on for the Fund by Gaston & Snow, San Francisco, California. Certain legal matters will be passed on for the Underwriters by Skadden, Arps, Slate, Meagher & Flom.

                           REPORTS TO SHAREHOLDERS

     The Fund will send unaudited quarterly and audited annual reports to its Shareholders, including a list of the portfolio investments held by the Fund. More frequent reports may also be made by the Fund.

                                 ACCOUNTANTS

     The Statement of Assets and Liabilities of the Fund as of January 11, 1989 has been examined by Coopers & Lybrand, independent certified public accountants, as indicated in their report with respect thereto, and has been included herein in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

                             FURTHER INFORMATION

     This Prospectus does not contain all of the information included in the Registration Statement filed with the SEC under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, with respect to the Fund's Shares offered hereby, certain portions of which have been omitted pursuant to the rules and regulations of the SEC. The Registration Statement, including exhibits filed therewith, may be examined at the office of the SEC in Washington, D.C.

     Statements contained in this Prospectus as to the contents of any contract or other document referred to are not necessarily complete, and, in each instance, reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, of which this Prospectus forms a part, each such statement being qualified in all respects by such reference.

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APPENDIX A
STANDARD & POOR'S CORPORATION

LONG-TERM DEBT

     AAA: Debt rated AAA has the highest rating assigned by Standard & Poor's. Capacity to pay interest and repay principal is extremely strong.

     AA: Debt rated AA has a very strong capacity to pay interest and repay principal and differs from AAA issues only in small degree.

     A: Debt rated A has a strong capacity to pay interest and repay principal although it is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than debt in the higher rated categories.

     BBB: Debt rated BBB is regarded as having an adequate capacity to pay interest and repay principal. Whereas it normally exhibits adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay interest and repay principal for debt in this category than in higher rated categories.

     BB, B, CCC, CC, C: Debt rated BB, B, CCC, CC and C is regarded, on balance, as predominantly speculative with respect to capacity to pay interest and repay principal in accordance with the terms of the obligation. BB indicates the lowest degree of speculation and C the highest degree of speculation. While such debt will likely have some quality and protective characteristics, these are outweighed by large uncertainties or major risk exposures to adverse conditions.

     CI: The rating CI is reserved for income bonds on which no interest is being paid.

     D: Debt rated D is in default, and payment of interest and/or repayment of principal is in arrears.

     PLUS (+) OR MINUS (-): The ratings from "AA" to "CCC" may be modified by the addition of a plus or minus sign to show relative standing within the major rating categories.

     NR: Indicates that no rating has been requested, that there is insufficient information on which to base a rating, or that Standard & Poor's does not rate a particular type of obligation as a matter of policy.

COMMERCIAL PAPER

     A Standard & Poor's commercial paper rating is a current assessment of the likelihood of timely payment of debt having an original maturity of no more than 365 days.

     Ratings are graded into four categories, ranging from "A" for the highest quality obligations to "D" for the lowest. The top two categories are as follows:

     A Issues assigned this highest rating are regarded as having the greatest capacity for timely payment. Issues in this category are delineated with the numbers 1, 2 and 3 to indicate the relative degree of safety.

     A-1 This designation indicates that the degree of safety regarding timely payment is either overwhelming or very strong. Those issues determined to possess overwhelming safety characteristics are denoted with a plus (+) sign designation.

NOTES

A Standard & Poor's note rating reflects the liquidity concerns and market access risks unique to notes. Notes due in 3 years or less will likely receive a note rating. Notes maturing beyond 3 years will most likely receive long-term debt rating. The following criteria will be used in making that assessment:

      -Amortization schedule (the larger the final maturity relative to other maturities the more likely it will treated as a note).

      -Source of payment (the more dependent the issue is on the market for its refinancing, the more likely will be treated as a note).

      Note rating symbols are as follows:

      SP-1 Very strong or strong capacity to pay principal and interest. Those issues determined to possess overwhelming safety characteristics will be given a plus (+) designation.

      SP-2 Satisfactory capacity to pay principal and interest. SP-3 Speculative capacity to pay principal and interest.

                          MOODY'S INVESTORS SERVICE

LONG-TERM DEBT

     AAA: Bonds which are rated Aaa are judged to be of the best quality. They carry the smallest degree o investment risk and are generally referred to as "gilt edge." Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

     AA: Bonds which are rated Aa are judged to be of high quality by all standards. Together with the Aaa group they comprise what are generally known as high grade bonds. They are rated lower than the best bond because margins of protection may not be as large as in Aaa securities or fluctuations or protective elements may be of greater amplitude or there may be other elements present which make long-term risks appear somewhat larger than in Aaa securities.

     A: Bonds which are rated A possess many favorable investment attributes and are to be considered as upper medium grade obligations. Factors giving security to principal and interest are considered adequate but element may be present which suggest a susceptibility to impairment sometime in the future.

     BAA: Bonds which are rated Baa are considered as medium grade obligations, i.e., they are neither highly protected nor poorly secured. Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

     BA: Bonds which are rated Ba are judged to have speculative elements. their future cannot be considers as well assured. Often the protection of interest and principal payments may be very moderate and thereby no well safeguarded during other good and bad times over the future. Uncertainty of position characterizes bonds in this class.

     B: Bonds which are rated B generally lack characteristics of the desirable investment. Assurance of interest and principal payments or of maintenance of other terms of the contract over any long period of time may be small.

     CAA: Bonds which are rated Caa are of poor standing. Such issues may be in default or there may be present elements of danger with respect to principal or interest.

     CA: Bonds which are rated Ca represent obligations which are speculative in a high degree. Such issues are often in default or have other marked shortcomings.

     C: Bonds which are rated C are the lowest rated class of bonds and issues so rated can be regarded as having extremely poor prospects of ever attaining any real investment standing.

     NONRATED: Where no rating has been assigned or where a rating has been suspended or withdrawn, it may be for reasons unrelated to the quality of the issue.

     Should no rating be assigned, the reason may be one of the following:

     1. An application for rating was not received or accepted.

     2. The issue or issuer belongs to a group of securities that are not rated as a matter of policy.

     3. There is a lack of essential data pertaining to the issuer.

     4. The issue was privately placed, in which case the rating is not published in Moody's publications.

     Suspension or withdrawal may occur if new and material circumstances arise, the effects of which preclude satisfactory analysis; if there is no longer available reasonably up-to-date data to permit a judgment to be formed; if a bond is called for redemption; or for other reasons.

     Note: Those bonds in the Aa, A, Baa, Ba and B groups which Moody's believe possess the strongest investment attributes are designated by the symbols Aa 1, A1, Ba 1 and B 1.

SHORT-TERM DEBT

     Moody's short-term debt ratings are opinions of the ability of issuers to repay punctually senior debt obligations which have an original maturity not exceeding one year.

     Among the obligations covered are commercial paper, Eurocommercial paper, bank deposits, bankers' acceptances and obligations to deliver foreign exchange. Obligations relying upon support mechanisms such as letters-of-credit and bonds of indemnity are excluded unless explicitly rated.

     Issuers rated Prime-1 (or supporting institutions) have a superior ability for repayment of senior short-term debt obligations. Prime-1 repayment ability will often be evidenced by many of the following characteristics:

-  Leading market positions in well-established industries.

-  High rates of return on funds employed.

- Conservative capitalization structure with moderate reliance ondebt and ample asset protection.

-  Broad    margins    in    earnings    coverage    of    fixed    financial
   charges                       and high internal cash generation.

- Well-established access to a range of financial markets and assured sources of alternate liquidity.

                                  APPENDIX B

                GENERAL CHARACTERISTICS AND RISKS OF OPTIONS,
                        FUTURES AND FORWARD CONTRACTS

     GENERAL. The Fund may engage in Hedging Transactions involving options, futures contracts, options on futures contracts, and forward contracts in accordance with its investment objectives and policies. The Fund currently intends to engage in such Hedging Transactions if it appears advantageous to the Manager to do so in order to pursue its investment objectives, to hedge against the effects of market conditions and to stabilize the value of its assets. The use of these types of Hedging Transactions, the possible benefits and attendant risks are discussed below, along with information concerning certain other investment policies and techniques.

     OPTIONS ON SECURITIES. As previously indicated in this Prospectus, the Fund may write (sell) covered call options so long as it owns the underlying securities or comparable securities which are acceptable for escrow purposes, and may purchase put and call options. The premium paid by the purchaser of an option will generally reflect, among other things, the relationship of the exercise price to the market price and volatility of the underlying security, the remaining term of the option, supply and demand, and current interest rates. The Fund may write or purchase spread options, which are options for which the exercise price may be a fixed dollar spread or yield between the security underlying the option and another security that is used as a benchmark.

     The exercise price of an option may be below, equal to or above the current market value of the underlying security at the time the option is written. When the Fund buys a put option and also owns the related security, the Fund is protected by ownership of the put option against any decline in that security's price below the exercise price, less the amount paid for the option. The ability to purchase put options allows the Fund to protect capital gains in an appreciated security it owns, without being required to actually sell that security. By purchasing a call option the Fund is able to fix the cost of acquiring the security, this being the cost of the call plus the exercise price of the option. This procedure also provides some protection from an unexpected downturn in the market, because the Fund is only at risk for the amount of the premium paid for the call option which it can, if it chooses, permit to expire.

     When the Fund wishes to terminate its obligation with respect to an option it has written, it may effect a "closing purchase transaction." This is accomplished by buying an option of the same series as the option previously written. The effect of the purchase is that the Fund's position will be cancelled by a clearing corporation or otherwise economically nullified. However, the Fund may not effect a closing purchase transaction after being notified of the exercise of an option. Likewise, when the Fund holds an option, it may liquidate its position by effecting a "closing sale transaction." This is accomplished by selling an option of the same series as the option previously purchased. Effecting a closing transaction will permit the cash or proceeds from the concurrent sale of any securities subject to the option to be used for other Fund investments. If the Fund desires to sell a particular security from its portfolio on which it has written a call option, it will effect a closing transaction prior to or concurrent with the sale of the security. There is no guarantee in any particular situation that either a closing purchase or a closing sale transaction can be effected. An option position may be closed out only where there exists a secondary market for an option of the same series. If a secondary market does not exist, it might not be possible to effect closing transactions in particular options held by the Fund, with the result that the Fund would have to exercise the options in order to realize any profit. If the Fund is unable to effect a closing purchase transaction with respect to options it has written in a secondary market, it will not be able to sell the underlying security or other asset covering the option until the option expires or it delivers the underlying security or asset upon exercise.

     The Fund will realize a profit from a closing transaction if the price of the transaction is less than the premium received from writing the option or is more than the premium paid to purchase the option; the Fund will realize a loss from a closing transaction if the price of the transaction is more than the premium received from writing the option or is less than the premium paid to purchase the option. Because increases in the market price of a call option written by the Fund will generally be inversely related to the market price of the underlying security, any losses resulting from the closing out of a call option is likely to be offset in whole or in part by appreciation in the value of the underlying security owned by the Fund.

     The Fund may write options in connection with buy-and-write transactions; that is, the Fund may purchase a security and then write a call option against that security. The exercise price of the call will depend upon the expected price movement of the underlying security. The exercise price of a call option may be below ("in-the-money"), equal to ("at-the-money") or above ("out-of-the-money") the current value of the underlying security at the time the option is written. Buy-and-write transactions using in-the-money call options may be used when it is expected that the price of the underlying security will remain flat or decline moderately during the option period. Buy-and-write transactions using, at-the-money call options may be used when it is expected that the price of the underlying security will remain or advance moderately during the option period. Buy-and-write transactions using out-of-the-money call options may be used when it is expected that the premiums received from writing the call option plus the appreciation in the market price of the underlying security up to the exercise price will be greater than the appreciation in the price of the underlying security alone. If the call options are exercised in such transactions, the Fund's maximum gain will be the premium received by it for writing the option, adjusted upwards or downwards by the difference between the Fund's purchase price for the security and the exercise price. If the options are not exercised and the price of the underlying security declines, the amount of such decline will be offset in part, or entirely, by the premium received.

     The risks of transactions in options on foreign exchanges are similar to the risks of investing in foreign securities. In addition, a foreign exchange may impose exercise and settlement terms and procedures and margin requirements different from those of a U.S. exchange.

     OVER-THE-COUNTER OPTIONS. As previously indicated in this Prospectus, the Fund may deal in OTC options. The Fund understands the position of the staff of the SEC to be that purchased OTC options and the assets used as "cover" for written OTC options are illiquid securities. The Fund and the Manager disagree with this position and have found the dealers with which they engage in OTC option transactions generally agreeable to and capable of entering into closing transactions. As also indicated in this Prospectus, the Fund has adopted procedures for engaging in OTC options for the purpose of reducing any potential adverse impact of such transactions upon the liquidity of the Fund's portfolio. A brief description of such procedures is set forth below.

     The dealers with whom the Fund will engage in OTC options transactions shall be specifically approved by the Board of Trustees of the Fund. The Fund and its Manager believe that such dealers generally present minimal credit risks to the Fund and should, therefore, be capable of entering into closing transactions in the event that it would be necessary. The Fund currently will not deal in OTC options if the amount invested by the Fund in such options, plus a "liquidity charge" related to OTC options written by the Fund, plus the amount invested by the Fund in illiquid securities, would exceed 331/3% of the Fund's total assets. The "liquidity charge" referred to above is computed as described below.

     In accordance with certain positions taken by the SEC staff, the Fund anticipates entering into agreements with dealers to which the Fund sells OTC options under which agreements the Fund would have the absolute right to repurchase the OTC options from the dealer at any time at a price no greater than a price established pursuant to a formula (the "Repurchase Price"). The "liquidity charge" referred to above for a specific OTC option transaction shall be the Repurchase Price related to the OTC option less the intrinsic value of the OTC option. The intrinsic value of an OTC call option for such purposes shall be the amount by which the current market value of the underlying security exceeds the exercise price. In the case of an OTC put option, intrinsic value shall be the amount by which the exercise price exceeds the current market value of the underlying security. In the event that there shall be no such agreement with a dealer to allow the Fund to repurchase a specific OTC option written by the Fund, the "liquidity charge" shall be the current market value of the assets serving as "cover" for such OTC option.

     OPTIONS ON FOREIGN CURRENCIES. The Fund may write call options and purchase put and call options on foreign currencies for hedging purposes in a manner similar to that in which forward contracts (see below) will be utilized. For example, a decline in the dollar value of a foreign currency in which portfolio securities are denominated will reduce the dollar value of such securities, even if their value in the foreign currency remains constant. In order to protect against such diminutions in the value of portfolio securities, the Fund may purchase put options on the foreign currency. If the value of the currency does decline, the Fund will have the right to sell such currency for a fixed amount in dollars and will thereby offset, in whole or in part, the adverse effect on its portfolio which otherwise would have resulted. Alternatively, instead of purchasing a put option, the Fund could write a call option on the relevant currency; if the expected decline occurs, the option will most likely not be exercised, and the diminution in value of portfolio securities will be offset by the amount of the premium received.

     Conversely, when a rise in the dollar value of a currency in which securities to be acquired are denominated is projected, thereby increasing the cost of such securities, the Fund may purchase call options on such currency. The purchase of such options could offset, at least partially, the effects of the adverse movements in currency exchange rates. As with other types of options, however, the benefit the Fund derives from purchases of foreign currency options will be reduced by the amount of the premium and related transaction costs. In addition, where currency exchange rates do not move in the direction or to the extent anticipated, the Fund could sustain losses on transactions in foreign currency options which would require it to forego a portion or all of the benefit of advantageous changes in such rates.

     As with other types of options, the writing of a foreign currency option will constitute only a partial hedge up to the amount of the premium received, and only if rates move in the expected direction. If this does not occur, the option may be exercised and the Fund would be required to sell the underlying currency at a loss which may not be fully offset by the amount of the premium received. As a result of writing call options on foreign currencies, the Fund also may be required to forego all or a portion of the benefits which might otherwise have been obtained from favorable changes in currency exchange rates.

     All call options written on foreign currencies will be covered. A call option on foreign currencies written by the Fund is "covered" if the Fund owns (or has an absolute and immediate right to acquire) the underlying foreign currency covered by the call or readily marketable securities denominated in the foreign currency which the Fund has the absolute and immediate right to sell or otherwise convert into the foreign currency in an amount at least equal to the "strike" price of the option. A call option is also covered if the Fund has a call on the same foreign currency in the same principal amount as the call written where the exercise price of the call held (a) is equal to or less than the exercise price of the call written or (b) is greater than the exercise price of the call written if the difference is maintained by the Fund in cash and U.S. Government securities in a segregated account with its custodian.

     FUTURES CONTRACTS AND RELATED OPTIONS. The Fund may sell futures contracts or purchase put options on such futures as a hedge against anticipated interest rate or foreign currency exchange rate changes. A futures contract sale creates an obligation by the Fund, as seller, to deliver the specific type of financial instrument or foreign currency called for in the contract at a specified future time for a specified price. Options on futures contracts are similar to options on securities except that an option on a futures contract gives the purchaser the right in return for the premium paid to assume a position in a futures contract (a long position if the option is a call and a short position if the option is a put).

     LIMITATIONS ON USE OF OPTIONS AND FUTURES. The Fund's use of futures and options on futures will in all cases be consistent with applicable regulatory requirements and in particular the rules and regulations of the Commodity Futures Trading Commission with which the Fund must comply in order not to be deemed a commodity pool operator within the meaning and intent of the Commodity Exchange Act.

     RISKS ASSOCIATED WITH OPTIONS AND FUTURES. Typically, investment in futures contracts requires the Fund to deposit with the applicable exchange or other specified financial intermediary as security for its obligations an amount of cash or other specified debt securities which initially is 1% to 5% of the face amount of the contract and which thereafter fluctuates on a periodic basis as the value of the contract fluctuates. Investment in options involves payment of a premium for the option without any further obligation on the part of the Fund.

     The Fund will not engage in transactions in futures contracts or related options for speculative purposes but only as a hedge against changes resulting from market conditions in the values of securities in its portfolio. In addition, the Fund will not enter into a futures contract or related options (except for closing transactions) if, immediately thereafter, the sum of the amount of its initial deposits and premiums on open contracts and options would exceed 5% of the Fund's total assets (taken at current value). Also, when required, a segregated account of cash or cash equivalents will be maintained and marked to market in an amount equal to the market value of the contract.

     Hedging Transactions present certain risks. In particular, the variable degree of correlation between price movements in futures contracts and price movements in the position being hedged creates the possibility that losses on the hedge may be greater than gains in the value of the Fund's position. In addition, futures and futures option markets may not be liquid in all circumstances. As a result, in volatile markets, the Fund may not be able to close out a transaction without incurring losses substantially greater than the initial deposit. Although the contemplated use of these contracts should tend to minimize the risk of loss due to a decline in the value of the hedged position, at the same time the use of these contracts tends to limit any potential gains which might result from an increase in the value of such position. The ability of the Fund to hedge successfully will depend on the Manager's ability to predict pertinent market movements, which cannot be assured. Finally, the daily deposit requirements in futures contracts create an ongoing greater potential financial risk than do options transactions, where the exposure is limited to the cost of the initial premium. Losses due to hedging transactions will reduce net asset value. Income earned by the Fund from its hedging activities generally will be treated as capital gains except in the case of certain foreign currency gains (see below).

     FOREIGN CURRENCY EXCHANGE CONTRACTS. As previously indicated in this Prospectus, the Fund may deal in forward currency exchange contracts (or, simply, forward contracts). A forward contract involves an obligation to purchase or sell a specific currency at a future date, which may be any fixed number of days from the date of the contract agreed upon by the parties, at a price set at the time of the contract. These contracts are traded directly between currency traders (usually large commercial banks) and their customers. Longer term forward contracts are sometimes referred to as currency swaps.

     To limit potential risks in connection with the purchase of currency under forward contracts, cash, cash equivalents or readily marketable debt securities equal to the amount of the purchase will be held aside or segregated in the Fund's Custodian to be used to pay for the commitment, or the Fund will cover any commitments under these contracts to sell currency by owning the underlying currency (or an absolute right to acquire such currency). The segregated account will be marked to market on a daily basis.

     TAX AND ACCOUNTING CONSIDERATIONS. For accounting purposes, when the Fund writes an option, an amount equal to the premium received by it is included in the Fund's Statement of Net Assets as a liability. The amount of the liability is subsequently marked to market to reflect the current market value of the option written. When the Fund purchases an option the premium paid by the Fund is recorded as an asset and is subsequently adjusted to the current market value of the option.

     Certain listed options, forward contracts and future contracts are considered "Section 1256 contracts" for federal income-tax purposes. In general, gain-or loss realized by the Fund on Section 1256 contracts will be considered 60% long term and 40% short term capital gain or loss. Also Section 1256 contracts held by the Fund at the end of each taxable year (and at October 31 for purposes of calculating the excise tax) will be "marked to market," that is, treated for federal income tax purposes as though sold for fair market value on the last business day of such taxable year. The Fund can elect to exempt its
Section 1256 contracts which are part of a "mixed straddle" (as described below) from the application of Section 1256.

     With respect to certain over-the-counter put and call options, gain or loss realized by the Fund upon the expiration or sale of such options held by the Fund will be either long term or short term capital gain or loss depending upon the Fund's holding period with respect to such option. However, gain or loss realized upon the expiration or closing out of such options that are written by the Fund will be treated as short term capital gain or loss. In general, if the Fund exercises an option, or an option that the Fund has written is exercised, gain or loss on the option will not be separately recognized but the premium received or paid will be included in the calculation of gain or loss upon disposition of the property underlying the option.

     Any security, option, futures contract, forward foreign currency contract, forward commitment, or other position entered into or held by the Fund in conjunction with any other position held by the Fund may constitute a "straddle" for federal income tax purposes. A straddle of which at least one, but not all, the positions are Section 1256 contracts will constitute a "mixed straddle." In general, straddles are subject to certain rules that may affect the character and timing of the Fund's gains and losses with respect to straddle positions by requiring, among other things, that loss realized on disposition of one position of a straddle be deferred to the extent of any unrealized gain in an offsetting position until such position is disposed of; that the Fund's holding period in certain straddle positions not begin until the straddle is terminated (possibly resulting in gain or loss being treated as short term capital gain rather than long term capital gain); and that losses recognized with respect to certain straddle positions, which would otherwise constitute short term capital losses, be treated as long term capital losses. Different elections are available to the Fund which may mitigate the effects of the straddle rules, particularly with respect to mixed straddles.

     Under Code Section 988, foreign currency gain or loss realized with respect to foreign currency denominated debt instruments and other foreign currency denominated positions held or entered into by the Fund, except for certain futures contracts and listed options which are not marked to market under Code
Section 1256, will be characterized as U.S. source ordinary income or loss.

     FUTURE DEVELOPMENTS. The Fund proposes to take advantage of investment opportunities in the area of options, Index Options, options of foreign currencies, futures contracts and options on futures contracts which are not presently contemplated or used by the Fund or which are not currently available but which may be developed in the future, to the extent such opportunities are both consistent with the Fund's investment objectives and policies and are legally permissible transactions for the Fund. Such opportunities, if they arise, may involve risks which are different from those involved in the options and forward contracts activities described above.

     No person has been authorized to give any Information or to make any representations in connection with this offering other than those contained in this Prospectus and, if given or made, such other information and representations must not be relied upon as having been authorized by the Fund or the Underwriters. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Fund since the date hereof or that the information contained herein Is correct as of any time subsequent to its date. However, if any material change occurs while this Prospectus is required to be delivered, this Prospectus will be amended or supplemented accordingly. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the registered securities to which it relates. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful.

TABLE OF CONTENTS                                           PAGE

Prospectus Summary...........................................3
The Fund....................................................12
Use of Proceeds.............................................12
Investment Objective and Policies...........................13
Zero Coupon Securities......................................15
Mortgage-Backed Securities..................................15
High Income Producing Debt Securities.......................22
Asset-Backed Securities.....................................24
Other Investment Practices..................................24
Investment Restrictions.....................................30
Special Considerations......................................32
Trustees And Officers.......................................34
Management of the Fund......................................38
Portfolio Transactions And Brokerage........................39
Determination of Net Asset Value............................41
Dividends and Distributions.................................42
Dividend Reinvestment Plan..................................43
Taxation....................................................44
Description of Shares.......................................48
Underwriting................................................52
Custodian, Dividend Disbursing Agent, Transfer Agent
  and Registrant............................................56
Legal Opinions..............................................56
Reports To Shareholders.....................................56
Accountants.................................................56
Further Information.........................................56
Report of Independent Certified Public Accountants..........57
Statement of Assets and Liabilities.........................58
Appendix A.................................................A-1
Appendix B.................................................B-1

     Until February 13, 1989, all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus when acting as Underwriters and with respect to their unsold allotments or subscriptions.

                               17,700,000 Shares
                             of Beneficial Interest


                                    Franklin
                               Principal Maturity
                                     Trust

                                   PROSPECTUS


                            PaineWebber Incorporated

                           A. G. Edwards & Sons, Inc.

                        Thomson McKinnon Securities Inc.

                                 Dain Bosworth

                                  Incorporated

                          Gruntal & Co., Incorporated

                           Stifel, Nicolaus & Company

                                  Incorporated

                                January 19, 1989


This is a reprint of the prospectus of Franklin Principal Maturity Trust, which was initially offered by Franklin on January 19, 1989. This initial offering is now closed and shares of the Fund are traded on the New York Stock Exchange under the symbol "FPT".